Exhibit 4.1

INDENTURE
Dated as of April 17, 2017
Among
UNISYS CORPORATION,
THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee and Collateral Trustee
10.750% SENIOR SECURED NOTES DUE 2022

-i-

TABLE OF CONTENTS
Page
ARTICLE 1

DEFINITIONS

Section 1.01	Definitions 1

Section 1.02	Other Definitions 39

Section 1.03	Rules of Construction 40

Section 1.04	Acts of Holders 40

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating; Terms 42

Section 2.02	Execution and Authentication 42

Section 2.03	Registrar and Paying Agent 43

Section 2.04	Paying Agent to Hold Money in Trust 43

Section 2.05	Holder Lists 44

Section 2.06	Transfer and Exchange 44

Section 2.07	Replacement Notes 55

Section 2.08	Outstanding Notes 56

Section 2.09	Treasury Notes 56

Section 2.10	Temporary Notes 56

Section 2.11	Cancellation 57

Section 2.12	Defaulted Interest 57

Section 2.13	CUSIP and ISIN Numbers 57

Section 2.14	Global Notes 58
ARTICLE 3

REDEMPTION

Section 3.01	Notices to Trustee 58

Section 3.02	Selection of Notes to Be Redeemed or Purchased 58

Section 3.03	Notice of Redemption 59

Section 3.04	Effect of Notice of Redemption 60

Section 3.05	Deposit of Redemption or Purchase Price 60

Section 3.06	Notes Redeemed or Purchased in Part 60

Section 3.07	Optional Redemption 61

Section 3.08	Mandatory Redemption 62

Section 3.09	Offers to Repurchase by Application of Excess Proceeds 62

ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes 64

Section 4.02	Maintenance of Office or Agency 64

Section 4.03	Reports and Other Information 64

Section 4.04	Compliance Certificate 67

Section 4.05	Taxes 67

Section 4.06	Stay, Extension and Usury Laws 67

Section 4.07	Limitation on Restricted Payments 67

Section 4.08	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries 72

Section 4.09	Limitation on Incurrence of Indebtedness and Issuance of Disqualified
Stock and Preferred Stock                            74

Section 4.10	Asset Sales 80

Section 4.11	Transactions with Affiliates 83

Section 4.12	Liens 85

Section 4.13	Corporate Existence 86

Section 4.14	Offer to Repurchase Upon Change of Control 86

Section 4.15	Additional Guarantees 88

Section 4.16	Collateral Coverage Ratio 88

Section 4.17	Suspension of Covenants 89

Section 4.18	Perfection of Security Interests 89

Section 4.19	Further Assurances. 90
ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of All or Substantially All Assets 90

Section 5.02	Successor Corporation Substituted 92
ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default 93

Section 6.02	Acceleration 96

Section 6.03	Other Remedies 97

Section 6.04	Waiver of Past Defaults 97

Section 6.05	Control by Majority 97

Section 6.06	Limitation on Suits 98

Section 6.07	Rights of Holders of Notes to Receive Payment 98

Section 6.08	Collection Suit by Trustee 98

Section 6.09	Restoration of Rights and Remedies 98

Section 6.10	Rights and Remedies Cumulative 99

Section 6.11	Delay or Omission Not Waiver 99

Section 6.12	Trustee May File Proofs of Claim 99

Section 6.13	Priorities 99

Section 6.14	Undertaking for Costs 100
ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee 100

Section 7.02	Rights of Trustee 101

Section 7.03	Individual Rights of Trustee 103

Section 7.04	Trustee’s Disclaimer 103

Section 7.05	Notice of Defaults 103

Section 7.06	Compensation and Indemnity 104

Section 7.07	Replacement of Trustee 105

Section 7.08	Successor Trustee by Merger, Etc. 105

Section 7.09	Eligibility; Disqualification 106

Section 7.10	Security Documents; ABL-Notes Intercreditor Agreement 106
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance and Covenant Defeasance 106

Section 8.02	Legal Defeasance and Discharge 107

Section 8.03	Covenant Defeasance 107

Section 8.04	Conditions to Legal or Covenant Defeasance 108

Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions 109

Section 8.06	Repayment to Issuer 110

Section 8.07	Reinstatement 110
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes 110

Section 9.02	With Consent of Holders of Notes 112

Section 9.03	Revocation and Effect of Consents 114

Section 9.04	Notation on or Exchange of Notes 115

Section 9.05	Trustee and Collateral Trustee to Sign Amendments, Etc. 115

Section 9.06	Payments for Consents. 115
ARTICLE 10

GUARANTEES

Section 10.01	Guarantee 115

Section 10.02	Limitation on Guarantor Liability 117

Section 10.03	Execution and Delivery 117

Section 10.04	Subrogation 118

Section 10.05	Benefits Acknowledged 118

Section 10.06	Release of Guarantees 118
ARTICLE 11

COLLATERAL

Section 11.01	Collateral and Security Documents 119

Section 11.02	Ranking of Liens 119

Section 11.03	Non-Impairment of Liens 120

Section 11.04	Release of Collateral 120

Section 11.05	Relative Rights 121

Section 11.06	Authorization of Actions to be Taken by the Trustee Under the Security
Documents                                122

Section 11.07	Authorization of Receipt of Funds by the Collateral Trustee Under the
Security Documents                            122

Section 11.08	Purchaser Protected 122

Section 11.09	Powers Exercisable by Receiver or Trustee 122

Section 11.10	Release Upon Termination of the Issuer’s Obligations 123

Section 11.11	Collateral Trustee 123

Section 11.12	Designations 130

Section 11.13	Limitations on Certain Collateral and Perfection Items 130
ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01	Satisfaction and Discharge 131

Section 12.02	Application of Trust Money 132
ARTICLE 13

MISCELLANEOUS

Section 13.01	Notices 132

Section 13.02	Certificate and Opinion as to Conditions Precedent 133

Section 13.03	Statements Required in Certificate or Opinion 134

Section 13.04	Rules by Trustee and Agents 134

Section 13.05	No Personal Liability of Directors, Officers, Employees, Partners
and Stockholders                                134

Section 13.06	Governing Law 134

Section 13.07	Waiver of Jury Trial 134

Section 13.08	Force Majeure 134

Section 13.09	No Adverse Interpretation of Other Agreements 135

Section 13.10	Successors 135

Section 13.11	Severability 135

Section 13.12	Counterpart Originals 135

Section 13.13	Table of Contents, Headings 135

Section 13.14	ABL-Notes Intercreditor Agreement Governs 135

Section 13.15	U.S.A. Patriot Act 136

Section 13.16	Legal Holidays 136

EXHIBITS
Exhibit A    Form of Note
Exhibit B    Form of Certificate of Transfer
Exhibit C    Form of Certificate of Exchange
Exhibit D    Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

INDENTURE, dated as of April 17, 2017, among Unisys Corporation, a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto and Wells Fargo Bank, National Association, a national banking association, as Trustee and Collateral Trustee.
W I T N E S S E T H
WHEREAS, the Issuer has duly authorized the creation of an issue of $440,000,000 aggregate principal amount of 10.750% Senior Secured Notes due 2022 (the “Notes”);
WHEREAS, the Issuer and each of the Guarantors has duly authorized the execution and delivery of this Indenture.
NOW, THEREFORE, the Issuer, each of the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1
ARTICLE 2
ARTICLE 3DEFINITIONS

Section .	Definitions
.
“144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“ABL Account” means, as of any date of determination, all “accounts” (as such term is defined in the UCC) of the Issuer and including the unpaid portion of the obligation of a customer of the Issuer in respect of inventory purchased by and shipped to such customer and/or the rendition of services by the Issuer, as stated on the respective invoice of the Issuer, net of any credits, rebates or offsets owed to such customer.
“ABL Administrative Agent” means the administrative agent under the ABL Credit Agreement, which, on the Issue Date, is Wells Fargo Bank, National Association.

“ABL Bank Product Obligations” means Bank Product Obligations that constitute ABL Obligations.
“ABL Bank Product Provider” means any Person to whom any ABL Bank Product Obligations or any Obligation under a Secured Hedge Agreement is owed.
“ABL Collateral” has the meaning given to such term in the Collateral Trust Agreement.
“ABL Collateral Agent” means the ABL Administrative Agent, in its capacity as collateral agent, or any other Person designated as collateral agent under the ABL Credit Agreement, which, on the Issue Date, will be Wells Fargo Bank, National Association or, if the ABL Credit Agreement is no longer outstanding, the “Successor ABL Collateral Agent.”
“ABL Collateral Documents” means the Collateral Documents (as defined in the ABL Credit Agreement) or the collateral documents under any Credit Facility that succeeds, replaces, refinances, amends or amends and restates the ABL Credit Agreement.
“ABL Credit Agreement” means the Credit Agreement, dated as of June 23, 2011, by and among the Issuer, the other persons party thereto designated as guarantors, Wells Fargo Bank, National Association, as administrative agent thereunder, and the other lenders parties thereto, and any agreements executed in connection therewith, including any related notes, letters of credit, reaffirmation agreements, guarantees, collateral documents, fee letters and instruments, and any appendices, exhibits, annexes or schedules to any of the foregoing, and any amendments, supplements, modifications, increases, extensions, renewals, restatements, refinancings, replacements or refundings thereof.
“ABL Lender” means any lender, purchaser or holder or agent or arranger of Indebtedness under the ABL Credit Agreement.
“ABL Loan Documents” means the Loan Documents (as defined in the ABL Credit Agreement) or the loan documents under any Credit Facility that succeeds, replaces, refinances, amends or amends and restates the ABL Credit Agreement.
“ABL-Notes Intercreditor Agreement” means the intercreditor agreement, dated as of the Issue Date, between the ABL Collateral Agent and the , and acknowledged by the Issuer and each Guarantor, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture, and any additional, new or replacement intercreditor agreement, on substantially the same terms, with any new ABL Collateral Agent.
“ABL Obligations” means all Obligations outstanding under the ABL Credit Agreement and the other ABL Loan Documents and the Bank Product Agreements (as defined in the ABL Credit Agreement) and Secured Rate Contracts (as defined in the ABL Credit Agreement). “ABL Obligations” shall include (a) all amounts accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the relevant ABL Loan Document, whether or not the claim for such amounts is allowed as a claim in such Insolvency Proceeding, and (b) all other Obligations that are purported to be secured under the ABL Collateral Documents, so long as the granting of the Liens thereunder was permitted by the ABL Loan Documents.
“ABL Secured Parties” means the ABL Collateral Agent, the ABL Lenders, the ABL Bank Product Providers and any other holder of ABL Obligations.
“Acquired Indebtedness” means, with respect to any specified Person,
(1)Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, whether or not such

Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and
(2)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Act of Required Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of at least 50.1% of the sum of:
(1)the aggregate outstanding principal amount of Pari Passu Indebtedness (including outstanding letters of credit whether or not then available or drawn, with such letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and the Guarantors thereunder); and
(2)other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Pari Passu Indebtedness.
For purposes of this definition, (a) Pari Passu Indebtedness registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with Section 7.2 of the Collateral Trust Agreement. In addition, with respect to any amendment, the consent of the Holders of any Pari Passu Indebtedness is not necessary under any Security Document or Pari Passu Lien Debt Document to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“After-Acquired Property” means any property, other than Excluded Assets, of the Issuer or any Guarantor acquired after the Issue Date that constitutes Collateral.
“Agent” means any Registrar or Paying Agent.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
“Asset Sale” means:
(1)the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction and by means of a merger, consolidation or similar transaction) of the Issuer or any of the Restricted Subsidiaries (each referred to in this definition as a “disposition”); or
(2)the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions; provided that the issuance of Preferred Stock or Disqualified Stock by a Restricted Subsidiary shall not be an Asset Sale and shall instead be subject to Section 4.09;
in each case, other than:
(a)any disposition of obsolete, damaged or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course of business;
(b)the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described under Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;
(c)the making of any Restricted Payment or Permitted Investment that does not violate Section 4.07;

(d)any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than $15,000,000;
(e)any disposition of property or assets or issuance of securities (i) by a Grantor to another Grantor; (ii) by a Restricted Subsidiary that is not a Grantor to any Restricted Subsidiary or the Issuer; and (iii) in the ordinary course of business consistent with past practices by a Grantor to a Restricted Subsidiary that is not a Grantor;
(f)the lease, sub-lease, license or sub-license of any personal or real property in the ordinary course of business;
(g)any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(h)foreclosures, condemnations, exercises of eminent domain or any similar action on assets or the granting of Liens, in each case, not prohibited by this Indenture;
(i)any financing transaction with respect to property constructed or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including asset securitizations, within 12 months of such construction or acquisition and otherwise permitted by this Indenture;
(j)any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;
(k)the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;
(l)the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business or that is immaterial or otherwise no longer used or useful in the ordinary course of business;
(m)the lapse or abandonment of intellectual property rights in the ordinary course of business, that, in the reasonable good faith determination of the Issuer, are not material to the conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;
(n)the issuance of directors’ qualifying shares and shares issued to foreign nationals, in each case, as required by applicable law;
(o)the sale or other disposition of cash or Cash Equivalents;
(p)the unwinding of any Hedging Obligation;
(q)the sale of interests in a joint venture pursuant to customary put/call or buy/sell arrangements set forth in joint venture or similar agreements; and
(r)the sale, transfer or disposition to customers of products, buildings, properties, systems, infrastructure or other assets constructed, developed or otherwise acquired for or on behalf of such customers.
“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate equal to the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”
“Bank Product Obligations” means, with respect to the Issuer or any Subsidiary of the Issuer, any obligations of the Issuer or such Subsidiary owed to any Person in respect of treasury management services (including, without limitation, services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), purchase cards, P-cards, other cash management services and other banking products or services related to any of the foregoing.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Board,” with respect to a Person, means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).
“Business Day” means each day that is not a Legal Holiday.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such securities include any right of participation with Capital Stock.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP as in effect on the Issue Date.
“Cash Equivalents” means:
(1)United States dollars, Euros, any national currency of any participating member state of the economic and monetary union as contemplated in the Treaty on European Union, Australian dollars, Brazilian Reais, Indian Rupees, Swiss Franc and the British pound, or other local currencies held by the Issuer and its Subsidiaries from time to time in the ordinary course of business;
(2)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or, in the case of any Foreign Subsidiary, by the government of any other member country of O.E.C.D. (provided that the full faith and credit of the United States or such other member country of O.E.C.D., as applicable, is pledged in support of those securities), in each case, having maturities of not more than two years from the date of acquisition;
(3)certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case, with any commercial bank having (x) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (y) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
(4)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within two years after the date of acquisition;
(6)investment funds investing 95% of their assets in securities of the types described in clauses (1) through (5) above and (7) below;
(7)investments with average maturities of 12 months or less from the date of acquisition in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa” (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and that have portfolio assets of at least $1,000,000,000; and
(8)demand deposits held in accounts maintained in the ordinary course of business with commercial banks having (x) capital and surplus in excess of $500,000,000 in the case of U.S. banks, or (y)

capital and surplus in excess of $50,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks.
“CFC” means any Person that is a controlled foreign corporation within the meaning of Section 957 of the Code.
“Change of Control” means:
(1)any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect holding companies (or their successors by merger, consolidation or purchase of all or substantially all of their assets); provided that the consummation of any transaction resulting in such person or group beneficially owning more than 50% of the total voting power of the Voting Stock of the Issuer shall not be deemed to be a Change of Control if (a) the Issuer becomes a direct or indirect Wholly-Owned Subsidiary of a holding company with no other material assets or operations and (b) immediately following such transaction, the holders that beneficially own the voting power of the Voting Stock of such holding company are substantially the same as the holders that beneficially owned the voting power of the Issuer’s Voting Stock immediately prior to such transaction;
(2)the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer or the merger of any Person with or into a Subsidiary of the Issuer, unless the holders of not less than a majority of the aggregate voting power of the Voting Stock of the Issuer, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person; or
(3)the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), unless the holders of not less than a majority of the aggregate voting power of the Voting Stock of the Issuer, immediately prior to such transaction, hold securities of the transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the transferee Person.
“Clearstream” means Clearstream Banking, Société Anonyme.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.
“Collateral” has the meaning given to such term in the Collateral Trust Agreement.
“Collateral Account” means one or more deposit accounts or securities accounts under the control of the Trustee or the Collateral Trustee holding only the proceeds of any sale or disposition of any Notes Collateral.
“Collateral Coverage Ratio” means, as of any Collateral Coverage Test Date, the ratio of:
(1)(a) the Notes Collateral Value plus (b) unrestricted Grantor cash and Cash Equivalents, in each case, as of such Collateral Coverage Test Date; to
(2)Secured Indebtedness of the Grantors as of such Collateral Coverage Test Date.
“Collateral Coverage Test Date” means the last day of each fiscal quarter for which financial statements have been delivered (or are required to have been delivered) pursuant to the information reporting provisions hereof.
“Collateral Trust Agreement” means the collateral trust agreement, dated as of the Issue Date, among the Issuer, the guarantors party thereto from time to time, the Trustee, the other Pari Passu Lien Representatives from time to time party thereto and the Collateral Trustee, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

“Collateral Trustee” means Wells Fargo Bank, National Association, a national banking association, in its capacity as the collateral trustee appointed and authorized under this Indenture, until such time as a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, of such Person and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, with respect to the Issuer and its Restricted Subsidiaries for any period, the Consolidated Net Income of such Person for such period,
(1)increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:
(a)provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period; plus
(b)Fixed Charges of such Person for such period; plus
(c)Consolidated Depreciation and Amortization Expense of such Person for such period; plus
(d)all non-cash impairment charges; plus
(e)consolidated pension expense under ASC Topic 715-30 (Compensation - Retirement Benefits - Pension) or any successor provision; plus
(f)the amount of non-cash settlement charges caused by or attributable to the restructuring of pension plans of the Issuer and its Restricted Subsidiaries; plus
(g)other non-cash charges, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment) and non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus
(h)charges or expenses caused by or attributable to restructuring, severance, relocation costs, consolidation and closing costs, integration costs, fees and expenses of third-party consultants in connection with business optimization strategies, transition costs, signing, retention or completion bonuses and curtailments or modifications to pension and post-retirement employee benefit plans not to exceed $40,000,000 over any rolling twelve month period; plus
(i)the amount of any other charges and expenses caused by or attributable to restructuring, severance, relocation costs, consolidation and closing costs, integration costs, fees and expenses of third-party consultants in connection with business optimization strategies, transition costs, signing, retention or completion bonuses and curtailments or modifications to pension and post-retirement employee benefit plans, in each case, related to or arising in connection with the Issuer’s cost reduction actions (as described or otherwise referenced in the Issuer’s periodic reports on Form 10-Q and Form 10-K as filed with the SEC (including without limitation the financial statements contained therein and the notes thereto) for any period ending after December 31, 2015 and on or before December 31, 2018), in an aggregate amount, over such period, not to exceed $350,000,000; plus
(j)the amount of any net losses from disposed, abandoned or discontinued operations, including net losses from the sale or disposition of disposed, abandoned or discontinued operations; plus
(k)the amount of any losses from the disposition of assets of such Person or its Restricted Subsidiaries outside the ordinary course of business; plus
(l)interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables; plus

(m)the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus
(n)(i) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, (ii) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks and (iii) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk and not for speculative purposes) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items shall be excluded; plus
(o)accruals and reserves that are established or adjusted within twelve months after the closing of any acquisition (that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded; plus
(p)any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management, other employees or business partners of the Issuer or any of its direct or indirect parent companies, shall be excluded; plus
(q)any fees, premiums, expenses and other charges incurred in connection with the issuance or repayment of Indebtedness (including the Notes), any amendment or other modification of any Credit Facility, the issuance of Equity Interests, the making of any Investment outside the ordinary course of business or any Asset Sale outside the ordinary course of business (in each case, other than fees, premiums, expenses and other charges owed to an Affiliate of such Person or any of its Restricted Subsidiaries); plus
(r)other (income) expense, net as reported on the consolidated statements of income less interest income and loss on debt extinguishment; and
(2)decreased (without duplication) by (a) non-cash gains increasing Consolidated Net Income of such Person for such period (excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (2) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein), (b) the amount of any net gains from discontinued operations, including net gains from the sale or disposition of discontinued operations, and (c) the amount of any gains from the disposition of assets of such Person or its Restricted Subsidiaries outside the ordinary course of business.
“Consolidated Interest Expense” means, with respect to the Issuer for any period, without duplication, the sum of:
(1)consolidated interest expense of the Issuer and the Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Net Income (including (a) accrual of original issue discount that resulted from the issuance of Indebtedness at less than par and debt issuance costs (provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense), (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, (e) the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, (f) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and (g) the interest expense on Indebtedness of another Person that is guaranteed by the Issuer or one of its Restricted Subsidiaries or secured by a Lien on assets of the Issuer or one of its Restricted Subsidiaries, and excluding amortization of deferred financing fees and debt issuance costs); and
(2)consolidated capitalized interest of the Issuer and the Restricted Subsidiaries for such period, whether paid or accrued.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to the Issuer for any period, the aggregate of the Net Income attributable to the Issuer and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, to the extent such items would otherwise be included in such computation, the following items shall be excluded in computing Consolidated Net Income, without duplication,
(1)any after-tax effect of extraordinary gains or losses,
(2)the cumulative effect of a change in accounting principles during such period,
(3)any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Issuer,
(4)the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of the referent Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash to the referent Person or a Restricted Subsidiary thereof in respect of such period,
(5)solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 4.07(a), the net income (but not the net loss) for such period of any Restricted Subsidiary to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless all such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,
(6)any after-tax effect of income (loss) from the early extinguishment of Indebtedness or the early termination of Hedging Obligations (which Hedging Obligations were not entered into for speculative purposes) or other derivative instruments not entered into for speculative purposes,
(7)any income or loss from discontinued operations,
(8)(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging and (b) any non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation,
(9)effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes,

(10)any non-cash settlement charges caused by or attributable to the restructuring of pension plans,
(11)any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), and
(12)consolidated pension expenses in respect of U.S. defined benefit pension plans under ASC Topic 715-30 (Compensation - Retirement Benefits - Pension) or any successor provision.
Notwithstanding the foregoing, for the purpose of Section 4.07 only (other than clause (3)(e) of Section 4.07(a)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and the Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Issuer or any of the Restricted Subsidiaries or any sale of the stock of an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(e) of Section 4.07(a).
“Consolidated Total Assets” means, as of any date, the total assets of the Issuer and the Restricted Subsidiaries on a consolidated basis, as shown on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries as of the end of the most recently ended fiscal quarter immediately prior to the applicable date of determination for which internal financial statements are available, determined on a pro forma basis in a manner consistent with the pro forma adjustments contained in the definition of Interest Coverage Ratio.
“Corporate Trust Office of the Trustee” means the designated office of the Trustee at which at any time its corporate trust business may be administered, which office as of the date hereof shall be at the address of the Trustee specified in Section 13.01, or such other address the Trustee may designate from time to time by notice to the Holders and the Issuer, or the designated office of any successor Trustee.
“Credit Facility” means, with respect to the Issuer or any of the Restricted Subsidiaries, any debt facilities, including the ABL Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, secured or unsecured notes, or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refinancings or refundings thereof and any debt facilities or other financing arrangements that exchange, replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or arrangement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
“Custodian” means the Trustee, as custodian for the Depository with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), substantially in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, executed by the principal financial officer of the Issuer, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for Indebtedness or Disqualified Stock or is redeemable at the option of the holder thereof (other than solely as a result of a Change of Control or Asset Sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Domestic Subsidiary”
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” means any public or private sale for cash of common stock or Preferred Stock (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (in the case of any sale by any direct or indirect parent of the Issuer, to the extent such cash proceeds are contributed to the Issuer), other than:
(1)public offerings with respect to the Issuer’s common stock registered on Form S‑8;
(2)issuances to any Subsidiary of the Issuer; and
(3)any offering of common stock issued in connection with a transaction that constitutes a Change of Control.
“ERISA Legend” means the legend set forth in Section 2.06(f)(iii) to be placed on all Notes issued under this Indenture.
“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Assets” has the meaning given to such term in the Collateral Trust Agreement.
“Excluded Liabilities” means (i) liabilities that are by their terms subordinated to the Notes or Guarantees, (ii) liabilities of the Grantors that are unsecured or subordinated to the Notes or Guarantees as to Lien priority, (iii) liabilities that are directly or indirectly held or beneficially owned by an Affiliate of the Issuer and (iv) liabilities of a Restricted Subsidiary that is not a Guarantor (except to the extent assumed or extinguished as consideration for assets or property of such Restricted Subsidiary).
“Excluded Subsidiary” means Unisys Sudamericana Ltda., so long as such Subsidiary has no business or operations in the United States, any state or territory thereof or the District of Columbia.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of the Issuer in good faith; provided that if such fair market value exceeds $25,000,000, such determination shall be made by the Board of the Issuer or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).
“Fixed Charges” means, with respect to any Person for any period, without duplication, the sum of:
(1)Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, net of interest income;
(2)the product of (i) all cash dividends or other distributions paid during such period on any series of Preferred Stock of such Person and any of its Restricted Subsidiaries to a party other than the Issuer or a Wholly Owned Subsidiary, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP; and
(3)the product of (i) all cash dividends or other distributions paid during such period on any series of Disqualified Stock of such Person and any of its Restricted Subsidiaries to a party other than the Issuer or a Wholly Owned Subsidiary, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP.
“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Domestic Subsidiary.
“Capital Stock” includes all interests in a CFC or FSHCO treated as equity for U.S. federal income tax purposes.
“GAAP” means generally accepted accounting principles in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect on the Issue Date, it being understood that, for purposes of this Indenture, all references to codified accounting standards specifically named in this Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP. At any time after the Issue Date, the Issuer may elect, for all purposes of this Indenture, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect on such date of election; provided that (1) any such election, once made, shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS, (3) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the Issue Date, (4) such election shall not have the effect of rendering invalid any payment or Investment made prior to the date of such election pursuant to Section 4.07 or any incurrence of Indebtedness incurred prior to the date of such election pursuant to Section 4.09 (or any other action conditioned on the Issuer and the Restricted Subsidiaries having been able to incur $1.00 of additional Indebtedness) if such payment, Investment, incurrence or other action was valid under this Indenture on the date made, incurred or taken, as the case may be, (5) all accounting terms and references in this Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS and (6) in no event, regardless of the principles of IFRS in effect on the date of such election, shall any liabilities attributable to an operating lease be treated as Indebtedness nor shall any expenses attributable to payments made under an operating lease be treated, in whole or in part, as interest expense. The Issuer shall give written notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes promptly after having made such election (and in any event, within 5 Business Days thereof). For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01, 2.06(b) or 2.06(d).
“Government Securities” means securities that are:
(1)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
“Grantor EBITDA” means, with respect to the Grantors for any period, Grantor revenue, plus net intercompany royalty earnings of the Grantors not otherwise included in Grantor revenue, less Grantor costs and expenses (including cost of revenue, selling, general and administrative and research and development-related expenses), and adjusted (without duplication) for the items excluded or added back in calculating the portion of Consolidated EBITDA attributable to the Grantors, all calculated on a consolidating basis that is consistent with historical practice (which calculation need not be in accordance with GAAP or Rule 3-10 of Regulation S-X of the SEC) based on the good faith estimates of the Issuer based on Issuer-prepared, entity-level trial balances for the Grantor entities maintained on a basis consistent with historical practices, which entity-level trial balances may exclude balances and transactions applicable to that particular entity but which are otherwise accounted for within the consolidated financial statements of Unisys Corporation and may include balances and transactions which are not applicable to that particular entity.
“Grantors” means the Issuer and the Guarantors.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, contingent or otherwise, in any manner (including enforceable commitments to maintain the financial condition or results of operation and other similar arrangements and letters of credit and reimbursement agreements in respect thereof), by a Person of, or the pledge of assets of such Person as collateral for, all or any part of any Indebtedness or other obligations of another Person.
“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.
“Guarantor” means each Subsidiary of the Issuer that executes this Indenture as a Guarantor on the Issue Date and each other Subsidiary of the Issuer that thereafter guarantees the Notes in accordance with the terms of this Indenture.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.
“Holder” means the Person in whose name a Note is registered in the Note Register.
“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to IAIs subsequent to the initial distribution.
“Indebtedness” means, with respect to any Person, without duplication:
(1)any indebtedness (including principal and premium) of such Person, whether or not contingent:
(a)in respect of borrowed money;
(b)evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
(c)representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation prior to the time such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP or that exists on the balance sheet of such Person on a non-interest accruing basis and is paid within thirty days of the date such obligation becomes a liability on the balance sheet; or
(d)representing the net obligations under any Hedging Obligations, whether or not any of the foregoing Indebtedness in any of clauses (a) through (d) would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP;
(2)all Attributable Debt in respect of Sale and Lease-Back Transactions entered into by such Person (whether or not any such Indebtedness would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP);
(3)to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) or (2) above of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
(4)to the extent not otherwise included, the obligations of the type referred to in clause (1) or (2) above of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person.
“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged and that is not an Affiliate of the Issuer.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Insolvency Proceeding” means: (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Issuer or any other Grantor; (b) any receivership, liquidation or other similar case or proceeding with respect to the Issuer or any other Grantor or with respect to a material portion of its assets; (c) any other liquidation, dissolution, or winding up of Issuer or any other Grantor whether voluntary or involuntary; or (d) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Issuer or any other Grantor.
“interest” with respect to the Notes means interest with respect thereto.
“Interest Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (in each case, other than Indebtedness incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced) or issues, redeems or repurchases Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Interest Coverage Ratio is made (the “Interest Coverage Ratio Calculation Date”), then the Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of such Indebtedness, or such issuance, redemption or repurchase of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of the Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Interest Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Issuer or any of the Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Interest Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act, (2) adjustments calculated to give effect to any Pro Forma Cost Savings and (3) all adjustments of the type used in connection with the calculation of “Adjusted EBITDA” as set forth in the Offering Memorandum in footnote (1) under the caption “Summary-Summary historical consolidated financial information” to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate hedging agreement applicable to such Indebtedness if such interest rate hedging agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer. In making any pro forma calculation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of determination (other than any Indebtedness incurred under such facility in connection with the transaction giving rise to the need to calculate the Interest Coverage Ratio) will be deemed to be:
(i)the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding, or

(ii)if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such determination.
“Interest Payment Date” means April 15 and October 15 of each year (or if any such day is not a Business Day, on the next succeeding Business Day), commencing October 15, 2017, to stated maturity.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other Rating Agency.
“Investments” means, with respect to any Person, all investments, direct or indirect, by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or other extensions of credit (excluding accounts receivable, trade credit and advances to customers (including, with respect to a Grantor, any Restricted Subsidiary purchasing goods or services from such Grantor), in each case made or arising in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are or would be required pursuant to GAAP to be classified as investments on a balance sheet of such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07:
(1)“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(a)the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less
(b)the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation;
(2)any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer; and
(3)if the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.
“Issue Date” means April 17, 2017.
“Issuer” has the meaning set forth in the preamble hereto.
“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement to be entered into among the Issuer, the Guarantors, the Collateral Trustee, on behalf of itself and the Holders of Notes or Other Pari Passu Lien Obligations, the Pari Passu Lien Representatives, the ABL Collateral Agent, on behalf of itself and the holders of any ABL Obligations, and the authorized representative of any Junior Lien Obligations, on behalf of itself and the holders of such Junior Lien Obligations, which agreement shall be on customary terms and establish that the Liens on any Collateral securing such Junior Lien Obligations shall have Junior Lien Priority.
“Junior Lien Obligations” means all Obligations secured by a Lien having Junior Lien Priority.
“Junior Lien Priority” means any Indebtedness of the Issuer or any Guarantor which is secured by a Lien on any of the Collateral on a basis that is junior in priority to each of the Notes, Other Pari Passu Lien Obligations and the ABL Obligations pursuant to the Junior Lien Intercreditor Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the state in which the Corporate Trust Office of the Trustee and the Paying Agent are located. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period on account of such delay.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Lien Sharing and Priority Confirmation” means, as to any series of Pari Passu Indebtedness, the written agreement of the Pari Passu Lien Representative of such series of Pari Passu Indebtedness, as set forth in the applicable joinder to the Collateral Trust Agreement or as otherwise set forth in the indenture, credit agreement or other agreement governing such series of Pari Passu Indebtedness, for the enforceable benefit of all holders of each existing and future series of Pari Passu Indebtedness and each existing and future Pari Passu Lien Representative:
(1)that all Notes and Other Pari Passu Lien Obligations will be and are secured equally and ratably by all Liens with Pari Passu Lien Priority at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such series of Pari Passu Indebtedness, whether or not upon property otherwise constituting Collateral, and that all such Liens with Pari Passu Lien Priority will be enforceable by the Collateral Trustee for the benefit of all holders of Notes and Other Pari Passu Lien Obligations equally and ratably;
(2)that the holders of Obligations in respect of such series of Pari Passu Indebtedness are bound by the provisions of the Collateral Trust Agreement (and the ABL-Notes Intercreditor Agreement), including the provisions relating to the ranking of Liens with Pari Passu Lien Priority and the order of application of proceeds from enforcement of Liens with Pari Passu Lien Priority; and
(3)consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents.
“Mandatory Pension Payment” means any Pension Payment that is mandated by, or agreed to in order to comply with, applicable law, rule, regulation or plan governing documentation in respect of Pension Obligations.
“Material Domestic Subsidiary” means a Domestic Subsidiary of the Issuer that is at the same time a Material Subsidiary.
“Material Subsidiary” means (i) an individual Subsidiary of the Issuer (other than the Excluded Subsidiary) having (x) gross assets (excluding goodwill in existence on the Issue Date and receivables due from the Issuer or a Restricted Subsidiary) with an aggregate book value exceeding one percent (1%) of Consolidated Total Assets or (y) revenues exceeding one percent (1%) of the consolidated revenue of Issuer and its Restricted Subsidiaries (other than the Excluded Subsidiary); provided, that (ii) Domestic Subsidiaries that fail to constitute Material Subsidiaries pursuant to this sentence shall not, collectively, have (x) gross assets (excluding goodwill in existence on the Issue Date and receivables due from the Issuer or a Restricted Subsidiary) with an aggregate book value exceeding two percent (2%) of Consolidated Total Assets or (y) revenues exceeding two percent (2%) of the consolidated revenue of Issuer and its Restricted Subsidiaries (it being understood and agreed that in the event such limit would otherwise be exceeded, the Issuer may designate one or more Domestic Subsidiaries as Material Subsidiaries such that the aggregate gross assets (excluding goodwill in existence on the Issue Date and receivables due from the Issuer or a Restricted Subsidiary) and revenues of the remaining Domestic Subsidiaries that are not Material Subsidiaries are less than or equal to such limits); provided, further, that (iii) the Issuer may at any time release a Guarantor from its Guarantee if (x) the applicable Subsidiary is not a Material Subsidiary pursuant to clause (i) of this definition, (y) after giving effect to such release, the condition described in clause (ii) shall not exist and (z) such Subsidiary is not a guarantor of any other Indebtedness of the Issuer or a Guarantor or is concurrently released from any such guarantee.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP.
“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of:
(1)the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, brokerage and sales commissions and taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);
(2)amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness that is secured by a Lien that is senior (and is permitted under this Indenture to be senior) to the Lien of the Collateral Trustee on the assets subject to such Asset Sale and that is required (other than pursuant to Section 4.10) to be paid as a result of such transaction;
(3)any deduction of appropriate amounts to be provided by the Issuer or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction;
(4)in the case of any Asset Sale by a non-wholly owned Restricted Subsidiary, the pro rata portion of such proceeds attributable to minority interests and not available for distribution to the Issuer or a wholly owned Restricted Subsidiary; and
(5)in the case of an Asset Sale by a Foreign Subsidiary, any taxes or other costs paid or reasonably estimated to be payable in connection with the distribution of such proceeds to the Issuer or such Restricted Subsidiary, as the case may be.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Noteholder Secured Parties” means the Trustee, the Collateral Trustee and each Holder of Notes and each other holder of, or obligee in respect of, any Notes Obligations outstanding at such time.
“Notes” has the meaning set forth in the recitals hereto.
“Notes Collateral” means any Collateral other than ABL Collateral.
“Notes Collateral Value” means, as of any Collateral Coverage Test Date, 4.75 multiplied by the greater of (x) Grantor EBITDA for the most recently ended four fiscal quarters and (y) (i) the average quarterly Grantor EBITDA for the most recently ended seven fiscal quarters, multiplied by (ii) four.
“Notes Documents” means the Notes, the Guarantees, this Indenture, the Security Documents and the ABL-Notes Intercreditor Agreement.
“Notes Obligations” means Obligations in respect of the Notes, the Guarantees, this Indenture and the Security Documents (to the extent relating to the Notes, the Guarantees and this Indenture), including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Issuer or any Guarantor, or that would have accrued or become due under the terms of the Notes, the Guarantees, this Indenture and the Security Documents (to the extent relating to the Notes, the Guarantees and this Indenture) but for the effect of the Insolvency Proceeding.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the final offering memorandum, dated April 7, 2017, relating to the offering of the Notes.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Issuer or of any other Person, as the case may be, or in the event that the Issuer or such Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Issuer or such Person.
“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer or on behalf of any other Person by two Officers of such Person, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or of such other Person that meets the requirements set forth in this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee or the Collateral Trustee, as applicable. The counsel may be an employee of or counsel to the Issuer.
“Other Pari Passu Lien Obligations” means any other Indebtedness or other Obligations (including Hedging Obligations) having Pari Passu Lien Priority relative to the Notes with respect to the Collateral and that is not secured by any other assets and, in the case of Indebtedness for borrowed money, has a stated maturity that is equal to or later than the stated maturity of the Notes; provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Security Documents and the ABL-Notes Intercreditor Agreement.
“Pari Passu Indebtedness” means all Indebtedness under the Notes and all other Indebtedness that is pari passu in contractual right of payment with the Notes and the Guarantees (as the case may be) and that has Pari Passu Lien Priority with the Notes and the Guarantees.
“Pari Passu Lien Debt Document” means any indenture, credit agreement or other agreement governing any Pari Passu Indebtedness.
“Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and the holders of which are subject to the ABL-Notes Intercreditor Agreement.
“Pari Passu Lien Representative”
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Pension Obligations” means obligations (including any contingent liability or obligation) under any defined benefit pension plan (including by way of guarantee or joint or several liability) of the Issuer, any of its Affiliates or Persons consolidated with any of the foregoing.
“Pension Payments” means any payment in respect of Pension Obligations.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of the Restricted Subsidiaries, on the one hand, and another Person, on the other hand; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10.
“Permitted Investments” means:
(1)any Investment:
(a)by any Grantor in any other Grantor or any Person that is engaged in a Similar Business or Permitted Other Business if as a result of such Investment:
(i)such Person becomes a Grantor; or
(ii)such Person, in one or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Grantor;
(b)by any Restricted Subsidiary that is not a Grantor in the Issuer or in any Restricted Subsidiary or any Person that is engaged in a Similar Business or Permitted Other Business if as a result of such Investment:
(i)such Person becomes a Restricted Subsidiary; or
(ii)such Person, in one or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary; or
(c)by any Grantor in any Restricted Subsidiary that is not a Grantor or any Person that is engaged in a Similar Business or Permitted Other Business if as a result of such Investment:
(i)such Person becomes a Restricted Subsidiary (but not a Grantor); or
(ii)such Person, in one or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Restricted Subsidiary (but not a Grantor), provided, that the aggregate amount of any such Investment (including the Fair Market Value of any assets other than cash or Cash Equivalents contributed by a Grantor to a Restricted Subsidiary that is not a Grantor) (excluding, for purposes of this proviso, (x) any guarantees made in the ordinary course of business (which shall not be of Indebtedness, other than Hedging Obligations not incurred for speculative purposes, standby letters of credit, cash management obligations, Bank Product Obligations or short-term advances that do not remain outstanding for more than 30 days) or other contingent obligations arising in the ordinary course of business, and (y) deemed advances pursuant to cash pooling arrangements involving foreign branches of a Grantor that do not remain outstanding for more than 30 days), taken together with all other Investments made pursuant to this clause (1)(c) from and after the Issue Date (net of any dividends, distributions, returns of capital or payments on loans or advances from Restricted Subsidiaries that are not Grantors to any Grantor from and after the Issue Date), shall not exceed (x) $80,000,000 at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (y) the net proceeds received by the Grantors from the issuance of Equity Interests of the Issuer or Subordinated Indebtedness of the Issuer or other Grantors (provided that the net proceeds of such issuance of Equity Interests or Subordinated Indebtedness shall not have been utilized for any Restricted Payment pursuant to clause (2) or (3) of Section 4.07(b) and such net proceeds shall be excluded from clause (3)(b) of Section 4.07(a)) and plus (z) to the extent that such Investment is made to facilitate one or more Pension Payments, up to $20,000,000 of the proceeds from the issuance of the Notes;

(2)any Investment in cash or Cash Equivalents;
(3)any Investment held by any Person that becomes a Grantor or a Restricted Subsidiary pursuant to the preceding clauses (1)(a)(i), (1)(b)(i) or 1(c)(i); provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4)any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.10 or any other disposition of assets not constituting an Asset Sale;
(5)any Investment existing on the Issue Date and any extension, modification or renewal of such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the appreciation, accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date), and any Investment made pursuant to binding commitments in effect on the Issue Date;
(6)any Investment acquired by the Issuer or any of the Restricted Subsidiaries:
(a)in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary or in compromise or resolution of obligations of creditors or customers that were incurred in the ordinary course of business of the Issuer or its Restricted Subsidiaries, including in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;
(b)in satisfaction of judgments against other Persons or in compromise or resolution of litigation, arbitration or other disputes with other Persons; or
(c)as a result of a foreclosure by the Issuer or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(7)Hedging Obligations permitted under clause (10) of Section 4.09(b);
(8)any Investment made in a joint venture or other business entity engaged in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed $10,000,000 at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date in accordance with the terms of this Indenture, such Investment (in an amount equal to the Fair Market Value thereof on the date such Person becomes a Restricted Subsidiary) shall thereafter be deemed to have been made pursuant to clause (1)(a), (1)(b) or (1)(c) above, as applicable, and shall then cease to have been made pursuant to this clause (8); provided, further, that this clause (8) shall not, directly or indirectly, be used to make an Investment by a Grantor in a Restricted Subsidiary that is not a Grantor;
(9)Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a);
(10)guarantees of Indebtedness permitted under Section 4.09; provided that any guarantees by a Grantor of Indebtedness of a Restricted Subsidiary that is not a Grantor shall be made only if permitted under clause (1), above;
(11)Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(12)additional Investments made having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding, not to exceed $50,000,000 at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date in accordance with the terms of this Indenture, such Investment (in an amount equal to the Fair Market Value thereof on the date such Person becomes a Restricted Subsidiary) shall thereafter be deemed to have been made pursuant to clause (1)(a), (1)(b) or (1)(c) above, as applicable, and shall then cease to have been made pursuant to this clause (12); provided, further, that this clause (12) shall not, directly or indirectly, be used to make an Investment by a Grantor in a Restricted Subsidiary that is not a Grantor;

(13)Permitted Asset Swaps;
(14)advances to, or guarantees of Indebtedness of, employees, directors or officers not in excess of $2,000,000 outstanding at any one time, in the aggregate;
(15)loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices;
(16)advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of the Restricted Subsidiaries;
(17)Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;
(18)Investments in the ordinary course of business consisting of endorsements for collection or deposit, prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation performance and other similar deposits in the ordinary course of business;
(19)Investments made in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (19) that are at that time outstanding, not to exceed $10,000,000; provided, however, that if such Unrestricted Subsidiary becomes a Restricted Subsidiary after such date in accordance with the terms of this Indenture, such Investment (in an amount equal to the Fair Market Value thereof on the date such Unrestricted Subsidiary becomes a Restricted Subsidiary) shall thereafter be deemed to have been made pursuant to clause (1)(a), (1)(b) or (1)(c) above, as applicable, and shall then cease to have been made pursuant to this clause (19); provided, further, that this clause (19) shall not, directly or indirectly, be used to make an Investment by a Grantor in a Restricted Subsidiary that is not a Grantor.
(20)repurchases of Notes and Other Pari Passu Lien Obligations; and
(21)guaranty and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business.
“Permitted Liens” means, with respect to any Person:
(a) prior to a Suspension Date and from and after the corresponding Reversion Date, if any:
(1)pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure performance, surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
(2)Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, contractors’, materials suppliers’, architects’ and other like Liens, in each case arising in the ordinary course of business for sums not yet overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, so long as adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(3)Liens for taxes, assessments or other governmental charges that are not yet delinquent for a period of more than 30 days or not yet payable or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(4)Liens (including cash collateral) in favor of the issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances and completion guarantees, in each case issued pursuant to the request of and for the account of the Issuer or a Restricted Subsidiary in the ordinary course of its business or customarily issued pursuant to the request of and for the account of Persons engaged in a Similar Business; provided, however, that such letters of credit do not assure payment in respect of Indebtedness for borrowed money;

(5)survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(6)Liens securing Indebtedness permitted at the time of incurrence to be incurred pursuant to clause (4) of Section 4.09(b); provided that (a) Liens securing Indebtedness permitted to be incurred pursuant to such clause (4) extend only to the assets or property purchased, leased, constructed, installed or improved with the proceeds of such Indebtedness and the proceeds and products thereof, and (b) such Liens are created within 180 days of purchase, lease, construction, installation or improvement of such assets or property and do not encumber any other assets or property of the Issuer or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
(7)Liens existing on the Issue Date or pursuant to agreements in existence on the Issue Date (other than Liens securing Obligations in respect of the ABL Credit Agreement or the Notes and the Guarantees), including Liens securing any Refinancing Indebtedness of any Indebtedness secured by such Liens pursuant to this clause (7);
(8)Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Restricted Subsidiary that, in each case, secure an Obligation existing at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of the Restricted Subsidiaries;
(9)Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of the Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of the Restricted Subsidiaries;
(10)Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or a Guarantor permitted to be incurred in accordance with Section 4.09;
(11)Liens securing Hedging Obligations not incurred for speculative purposes; provided that with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is permitted under this Indenture;
(12)Liens on specific items of inventory or other goods and proceeds of any Person incurred in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)leases, subleases, licenses or sublicenses (including of intellectual property) granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries and do not secure any Indebtedness;
(14)Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into by the Issuer and the Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;
(15)Liens in favor of the Issuer or any Guarantor;
(16)Liens on goods or equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;
(17)Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) or (9) or the following clause (22); provided that (a) any such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including (i) After-Acquired Property that is affixed to or incorporated into the property covered by such Lien, (ii) any other After-Acquired Property subject to such Lien; provided that, in the case of clauses (i) and (ii), the terms of such Indebtedness require or include a pledge of such After-Acquired Property (it being understood that such requirement shall not apply or be permitted to apply to any property to which such requirement would not have applied but for such modification, refinancing, refunding, extension, renewal or replacement) and (iii) the proceeds and products thereof), (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8), (9) or (22) of this definition, and (y) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement and (c) the new Lien has no greater priority relative to the Notes and the Guarantees and the holders of such Indebtedness secured by such Liens have no greater intercreditor rights relative to the Notes and the Guarantees than the original Liens and related Indebtedness and the holders thereof;
(18)Liens securing any obligations that do not, in the aggregate, exceed $5,000,000 at any one time outstanding;
(19)Liens securing judgments for the payment of money not constituting an Event of Default under clause (6) of Section 6.01(a) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired, and notices of lis pendens related to any such litigation;
(20)Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer in excess of those set forth by regulations promulgated by the Federal Reserve Board; and (b) such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depository institution;
(21)Liens securing Indebtedness incurred pursuant to clause (1) of Section 4.09(b), including Liens on ABL Collateral having priority over the Liens securing the Notes pursuant to the ABL-Notes Intercreditor Agreement; provided that (i) any such Liens on Notes Collateral shall have Junior Lien Priority relative to the Liens on the Notes Collateral securing the Notes and related Guarantees pursuant to the ABL-Notes Intercreditor Agreement and (ii) the holder of such Lien is or agrees to become bound by the terms of the ABL-Notes Intercreditor Agreement on the same basis as the ABL Secured Parties;
(22)Liens securing the Notes and the Guarantees outstanding on the Issue Date;
(23)Liens securing Bank Product Obligations;
(24)Liens solely on any cash earnest money deposits made by the Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a transaction permitted under this Indenture;
(25)Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
(26)Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;
(27)Liens on the Collateral permitted to be incurred under this Indenture in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral;
(28)Liens on the assets of non-Guarantor Subsidiaries securing Indebtedness or other obligations of such Subsidiaries that were permitted by this Indenture to be incurred;
(29)all rights of expropriation, access or use or other similar rights conferred by or reserved by any federal, state or municipal authority or agency;
(30)any agreements with any governmental authority or utility when required by such authority or utility in connection with the operations of that Person in the ordinary course of business;
(31)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(32)agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Issuer or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;
(33)Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business;
(34)Liens securing cash management obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements, in each case incurred in the ordinary course of business;
(35)[Reserved];
(36)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(37)Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(38)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and
(39)Liens securing Indebtedness incurred pursuant to clauses (19), (22) and (24) of Section 4.09(b); or
(b) during any Suspension Period:
(40)Liens described in clause (a) of this definition (other than subclauses (6), (17) (as such subclause relates to subclauses excluded by this subclause (b)(1)) and (18));
(41)Liens securing any Credit Facility in an aggregate principal amount of up to $150,000,0000 plus, in the event of any refunding, refinancing, renewal, extension, replacement or defeasance of any such Indebtedness, the aggregate amount of any discounts, commissions, premiums, fees and other costs and expenses related to such refunding, refinancing, renewal, extension, replacement or defeasance; provided that (i) any such Liens on Notes Collateral shall have Junior Lien Priority relative to the Liens on the Notes Collateral securing the Notes and related Guarantees pursuant to the ABL-Notes Intercreditor Agreement, and (ii) the holder of such Lien is or agrees to become bound by the terms of the ABL-Notes Intercreditor Agreement on the same basis as the ABL Secured Parties; and
(42)Liens securing Indebtedness in an aggregate principal amount not to exceed 15% of the Consolidated Total Assets of the Issuer.
For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.
“Permitted Other Business” means a business that does not constitute a Similar Business to the extent that, as of the date such business is acquired by the Issuer or a Restricted Subsidiary, the aggregate historical revenue of such business for the four most recently ended fiscal quarters of such business, when taken together with the historical revenue of all other Permitted Other Businesses previously acquired by the Issuer and its Restricted Subsidiaries, for the four most recently ended fiscal quarters for which financial statements have been delivered is less than 25.0% of the consolidated revenue of the Issuer for such period.
“Permitted Sales-Type Lease Transaction” means a limited recourse sale of payment obligations owing to the Issuer or any Subsidiary of the Issuer in relation to sales-type leases (as defined pursuant to ASC Topic 605 (Revenue Recognition) or ASC Topic 840 (Leases)) in exchange for cash proceeds; provided that at the time of any such sale, no Default or Event of Default shall exist or result from such sale.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding-up.
“Pro Forma Cost Savings” means, without duplication, with respect to any period, the net reduction in costs that have been realized or are reasonably anticipated to be realized in good faith with respect to a pro forma event within twelve months of the date of such pro forma event and that are reasonable and factually supportable, as if all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such four quarter period in order to achieve such reduction in costs. Pro Forma Cost Savings described in the preceding sentence shall be compliant with Regulation S-X under the Securities Act, and shall be calculated in good faith by a responsible financial or accounting officer of the Issuer and be accompanied by an Officers’ Certificate delivered to the Trustee that outlines the specific actions taken or to be taken and the net cost reductions achieved or to be achieved from each such action and certifies that such cost reductions meet the criteria set forth in the preceding sentence.
“Proceeds Account” means one or more deposit accounts or securities accounts under the control of the Trustee or the Collateral Trustee, or in which the Collateral Trustee has a first lien perfected security interest pursuant to a deposit account control agreement, into which the net proceeds of the Notes shall be deposited on the Issue Date, it being understood that (i) no other funds or assets shall be deposited into such Proceeds Account, and (ii) the Issuer shall have the right to withdraw funds from the Proceeds Account pursuant to this Indenture and the Collateral Trust Agreement to make disbursements for any purpose not otherwise prohibited by this Indenture.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.
“Record Date” for the interest, if any, payable on any applicable Interest Payment Date means April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Related Person” means, with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates.
“Required Collateral Coverage Ratio” means 1.50:1.00.
“Responsible Officer” means, when used with respect to the Trustee or Collateral Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Pension Payment” means any Pension Payment in respect of U.S. defined benefit pension plans.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Financial Services, LLC, a division of S&P Global Inc., and any successor to its rating agency business.
“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of the Restricted Subsidiaries of any property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Hedge Agreement” means any agreement with respect to Hedging Obligations as to which the obligations of the Issuer or any Restricted Subsidiary thereunder constitute ABL Obligations.
“Secured Indebtedness” means any Indebtedness for borrowed money of the Issuer or any of the Restricted Subsidiaries, or guarantees by the Issuer or any of the Restricted Subsidiaries of any Indebtedness for borrowed money, in each case, secured by a Lien, but excluding, for the avoidance of doubt, obligations in respect of a Permitted Sales Type Lease Transaction and Attributable Debt in respect of Sale and Lease-Back Transactions.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Documents” means the security agreements (including the Collateral Trust Agreement), pledge agreements, mortgages, hypothecs, collateral assignments, deeds of trust, deeds to secure debt and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in any assets or property in favor of the Collateral Trustee for the benefit of the Noteholder Secured Parties (and any holders of Other Pari Passu Lien Obligations) as contemplated by this Indenture.
“Senior Management” means the chief executive officer and the chief financial officer of the Issuer.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Similar Business” means any business conducted or proposed to be conducted by the Issuer and the Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.
“Specified Credit Facility” means any Credit Facility incurred by the Issuer or any Guarantor pursuant to Section 4.09(b)(1) or clause (b)(2) of the definition of “Permitted Liens.”
“Subordinated Indebtedness” means, with respect to the Notes and the Guarantees,
(1)any unsecured Indebtedness of the Issuer or any Guarantor;
(2)any Indebtedness secured by a Lien ranking junior to the Liens securing the Notes or the Guarantees (other than a Specified Credit Facility subject to the ABL-Notes Intercreditor Agreement);
(3)any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes pursuant to a written instrument; and
(4)any Indebtedness of any Guarantor that is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes pursuant to a written instrument.
“Subsidiary” means, with respect to any Person:
(1)any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and
(2)any partnership, joint venture, limited liability company or similar entity of which such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Successor ABL Collateral Agent” means, in the event that the ABL Credit Agreement is no longer outstanding, the “ABL Collateral Agent” (or other collateral agent, representative or trustee) designated pursuant to the terms of the documentation relating to the ABL Obligations.
“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date or, in the case of a discharge, the date of deposit of funds to effect such discharge (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to the First Call Date; provided, however, that if the period from such Redemption Date to the First Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Trustee” means Wells Fargo Bank, National Association, a national banking association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
“Unrestricted Subsidiary” means:
(1)any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and
(2)any Subsidiary of an Unrestricted Subsidiary.
The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of the Issuer or any Restricted Subsidiary (other than solely any Subsidiary of the Subsidiary to be so designated); provided that
(1)no Default or Event of Default has occurred and is continuing after giving effect to such designation;
(2)each of:
(a)the Subsidiary to be so designated; and
(b)its Subsidiaries
has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary (other than Equity Interests in the Unrestricted Subsidiary); and
(3)such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:
(a)to subscribe for additional Capital Stock of such Subsidiary; or
(b)to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve any specified levels of operating results.
The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation:
(1)no Default or Event of Default shall have occurred and be continuing;
(2)the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test described in Section 4.09(a); and
(3)all Liens of such Unrestricted Subsidiary outstanding immediately following such designation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.
Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.
“Voluntary Pension Payment” means any Pension Payment that is not a Mandatory Pension Payment.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date of determination, the quotient obtained by dividing:
(1)the sum of the products obtained by multiplying (a) the amount of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock by (b) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment; by
(2)the sum of the amounts of all such payments.
“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section .	Other Definitions
.

Term	Defined in Section
“Acceptable Commitment”	4.10
“Action”	11.11
“Additional Assets”	4.10
“Affiliate Transaction”	4.11
“Application Period”	4.10
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.17
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“First Call Date”	3.07
“incur” or “incurrence”	4.09
“Independent Assets or Operations”	4.03
“Legal Defeasance”	8.02
“Make-Whole Redemption Price”	3.07
“Note Register”	2.03
“Offer Amount”	3.09
“Offer Period”	3.09
“Optional Redemption Price”	3.07
“Paying Agent”	2.03
“Purchase Date”	3.09
“Redemption Date”	3.07
“Redemption Price Premium”	6.02
“Refinancing Indebtedness”	4.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Reversion Date”	4.17
“Security Document Order”	11.11
“Successor Company”	5.01
“Successor Guarantor”	5.01
“Suspended Covenants”	4.17
“Suspension Date”	4.17
“Suspension Period”	4.17

Section .	Rules of Construction
.
Unless the context otherwise requires:
(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person;
(d)“or” is not exclusive;
(e)words in the singular include the plural, and in the plural include the singular;
(f)“will” shall be interpreted to express a command;
(g)provisions apply to successive events and transactions;
(h)references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(i)any reference to an “Article,” “Section,” “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture;
(j)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and
(k)“including” means “including, without limitation.”

Section .	Acts of Holders
.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)The ownership of Notes shall be proved by the Note Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(e)The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
(f)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
(g)Without limiting the generality of the foregoing, a Holder, including DTC as the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(h)The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 120 days after such record date.
ARTICLE 4
ARTICLE 5
ARTICLE 6THE NOTES

Section .	Form and Dating; Terms
.
(a)General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(b)Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
(c)Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $440,000,000.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3.
(d)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear”

and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that is held by Participants through Euroclear or Clearstream.

Section .	Execution and Authentication
.
At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile, PDF or other electronically transmitted signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
On the Issue Date, the Trustee shall, upon receipt by the Trustee of an Issuer Order requesting authentication and delivery of the Notes (an “Authentication Order”), authenticate and deliver the Notes.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section .	Registrar and Paying Agent
.
The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of the Issuer’s Subsidiaries may act as Paying Agent or Registrar.
The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section .	Paying Agent to Hold Money in Trust
.
The Issuer shall, no later than 10:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure to so act. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section .	Holder Lists
.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section .	Transfer and Exchange
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(a)Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days, (ii) there shall have occurred and be continuing a Default with respect to the Notes or (iii) the Issuer, at its option, notifies the Trustee that the Issuer elects to cause the issuance of Definitive Notes. Upon the occurrence of any of the preceding events in subsection (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in subsection (i) or (ii) above and pursuant to Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B) (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;
(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or
(C)if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the applicable certification in item (3) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(a) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(b)(iv), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to the Issuer or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or
(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and if the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (1)(b) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(c)(ii)(A), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;
(E)if such Restricted Definitive Note is being transferred to the Issuer or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof;
(F)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof; or
(G)if such Restricted Definitive Note is being transferred to an institutional “accredited investor” (as defined in Rule 501(1), (2), (3) or (7) under the Securities Act), a certificate substantially in the form of Exhibit B, including the certifications in item (3)(d) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, in the case of clause (C) above, the applicable Regulation S Global Note, and in the case of clause (G) above, the applicable IAI Global Note.
(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)if the Holder of such Restrictive Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(c) thereof; or
(B)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(d)(ii), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.
(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications required by item (3) thereof, if applicable.
(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(d) thereof; or
(B)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(e)(ii), if the Registrar or Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)Private Placement Legend.
(A)(1) Except as permitted by subparagraph (B) below, each 144A Global Note, each IAI Global Note and each Definitive Note issued in exchange for a beneficial interest in a Rule 144A Global Note or IAI Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
(2)    Except as permitted by subparagraph (B) below, in the case of any Notes offered in reliance on Regulation S, each Regulation S Global Note and each Definitive Note issued in exchange for a beneficial interest in a Regulation S Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(iii)ERISA Legend. Each Global Note, each Definitive Note issued in exchange for a beneficial interest in a Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(g)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase.
(h)General Provisions Relating to Transfers and Exchanges.
(i)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(ii)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.04). The Issuer and Holders shall cooperate with the Trustee and provide the Trustee with reasonable access to, and copies of, documents or other information necessary for the Trustee to comply with any cost basis reporting obligations imposed on it by a governmental authority in connection with certain transfers or exchanges of Notes.
(iii)Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)Neither the Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection or for the period between the record date and the Redemption Date or Purchase Date, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not validly withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.
(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(vii)Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount.
(viii)At the option of the Holder, Notes may be exchanged for other Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office or agency of the Issuer designated pursuant to Section 4.02. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the

Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02.
(ix)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted electronically.
(x)Neither the Registrar nor the Trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section .	Replacement Notes
.
If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of like tenor if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section .	Outstanding Notes
.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Issuer or a Subsidiary of the Issuer will not be deemed to be outstanding for purposes of Section 3.07(c).
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If a Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a Redemption Date, maturity date or any date of purchase pursuant to an Asset Sale Offer or Change of Control Offer, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section .	Treasury Notes
.
In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes held or beneficially owned by the Issuer or an Affiliate of the Issuer shall be considered as though not outstanding (other than with respect to matters requiring the consent of each affected

Holder); provided that, for the purpose of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect such Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer or any other obligor. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section .	Temporary Notes
.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate Definitive Notes in exchange for temporary Notes.
Holders and beneficial owners, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial owners, respectively, of Notes under this Indenture.

Section .	Cancellation
.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act and the Trustee). Confirmation of the cancellation of all cancelled Notes shall be delivered to the Issuer upon written request of the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section .	Defaulted Interest
.
If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements as are satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuer shall promptly notify the Trustee of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depositary, to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section .	CUSIP and ISIN Numbers
.
The Issuer in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or in offers to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or in offers to purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption, Asset Sale Offer or Change of Control Offer shall not be affected by any defect in or omission of such numbers. The Issuer shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section .	Global Notes
.
Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

ARTICLE 7
ARTICLE 8
ARTICLE 9REDEMPTION

Section .	Notices to Trustee
.
If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least fifteen Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to Section 3.03 but, except in connection with a redemption pursuant to Article 8 or Article 12 or Section 3.07(c) hereof, not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price, provided that the notice and Officers’ Certificate may be delivered to the Trustee more than 60 days prior to a Redemption Date if the notice is delivered in connection with redemptions pursuant to Article 8 or Article 12.

Section .	Selection of Notes to Be Redeemed or Purchased
.
If less than all of the Notes are to be redeemed or to be purchased in an Asset Sale Offer at any time, the Trustee shall select the Notes to be redeemed or purchased (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (ii) on a pro rata basis, by lot or such other method deemed fair and appropriate by the Trustee (including in accordance with the procedures of the Depositary). In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section .	Notice of Redemption
.
The Issuer shall deliver electronically in accordance with the procedures of the Depositary or mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes (with a copy to the Trustee) to be redeemed or purchased at such Holder’s registered address or delivered by electronic transmission in accordance with the applicable procedures of the Depositary, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12. Except as set forth in Section 3.07, notices of redemption may not be conditional.
The notice shall identify the Notes to be redeemed or purchased and shall state:
(a)the Redemption Date;
(b)the redemption or purchase price if then ascertainable, and otherwise the appropriate method for calculation of the redemption or purchase price, in which case the actual redemption or purchase price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the Redemption Date;
(c)if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or purchased will be issued in the name of the Holder of the Notes upon cancellation of the original Note;
(d)the name and address of the Paying Agent;
(e)that Notes called for redemption or purchase must be surrendered to the Paying Agent to collect the redemption or purchase price;
(f)whether such redemption or purchase is conditioned on the happening of a future event;
(g)that, unless the Issuer defaults in making such redemption or purchase payment, interest on Notes called for redemption or purchase ceases to accrue on and after the Redemption Date;
(h)the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption or purchase are being redeemed or purchased;
(i)that no representation is made as to the correctness or accuracy of the CUSIP and ISIN numbers, if any, listed in such notice or printed on the Notes; and
(j)if in connection with a redemption pursuant to Section 3.07, any condition to such redemption.
Notes called for redemption become due on the date fixed for redemption unless such redemption is conditioned on the happening of a future event, in which case such Notes become due on the Redemption Date. At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days (or such shorter period as the Trustee may agree) before notice of redemption is required to be provided to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section .	Effect of Notice of Redemption
.
Once notice of redemption or purchase is delivered or mailed in accordance with Section 3.03, Notes called for redemption or purchase become irrevocably due and payable on the date fixed for redemption or purchase at the applicable redemption or purchase price, unless such redemption or purchase is conditioned on the happening of a future event, in which case such Notes become due on the Redemption Date. The notice, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice in accordance with this Indenture or any defect in the notice to the Holder of any Note designated for redemption or purchase in whole or in part shall not affect the validity of the proceedings for the redemption or purchase of any other Note. Subject to Section 3.05, on and after the Redemption Date interest ceases to accrue on Notes or portions of Notes called for redemption or purchase.

Section .	Deposit of Redemption or Purchase Price
.
Prior to 10:00 a.m. (New York City time) on the Redemption Date or Purchase Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date and not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section .	Notes Redeemed or Purchased in Part
.
Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section .	Optional Redemption
.
(a)On and after April 15, 2020 (the “First Call Date”), the Issuer may redeem the Notes, in whole or in part, upon notice as described under Section 3.03, at the following redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12‑month period beginning on April 15 of each of the years indicated (in the aggregate, the “Optional Redemption Price”) below:

Year	Redemption Price
2020	105.375%
2021 and thereafter	100.000%

(b)At any time prior to the First Call Date the Issuer may, in whole at any time or in part from time to time, redeem the Notes, upon notice as described under Section 3.03, at a redemption price (the “Make-Whole Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption (the “Redemption Date”)) from the Redemption Date through the First Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points.
(c)Prior to the First Call Date, the Issuer may, with the net proceeds of one or more Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes issued under this Indenture at a redemption price equal to 110.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the relevant Redemption Date; provided that at least 65% of the principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Equity Offering.
(d)At any time that the Collateral Coverage Ratio as of the most recent Collateral Coverage Test Date is less than the Required Collateral Coverage Ratio, the Issuer may redeem the Notes, in whole (but not in part), upon notice as described under Section 3.03, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the relevant Redemption Date.
(e)In the case of any redemption, the Issuer shall also pay accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders of such Notes on the relevant Record Date to receive interest due on any relevant Interest Payment Date falling on or prior to the Redemption Date).
(f)Notice of any redemption of the Notes (including upon an Equity Offering or in connection with a transaction (or series of related transactions) that constitutes a Change of Control) may, at the Issuer’s discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or Change of Control. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
(g)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section .	Mandatory Redemption
.
The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section .	Offers to Repurchase by Application of Excess Proceeds
.
(a)In the event that, pursuant to Section 4.10, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.
(b)The Asset Sale Offer or shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). On the date designated by the Issuer but no later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required, Other Pari Passu Lien Obligations (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Other Pari Passu Lien Obligations tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
(d)Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first-class mail or deliver electronically through DTC, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of Other Pari Passu Lien Obligations. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
(i)that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;
(ii)the Offer Amount, the purchase price and the Purchase Date;
(iii)that any Note not tendered and accepted for payment shall continue to accrue interest;
(iv)that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
(v)that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in amounts of $2,000 or whole multiples of $1,000 in excess thereof only;
(vi)that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(vii)that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(viii)that, if the aggregate principal amount of Notes and Other Pari Passu Lien Obligations surrendered by the holders thereof exceeds the Offer Amount, the Issuer shall select the Notes and such Other Pari Passu Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Pari Passu Lien Obligations tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased); and
(ix)that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.
(e)On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.
(f)The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased, provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of any Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 10
ARTICLE 11
ARTICLE 12COVENANTS

Section .	Payment of Notes
.
The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section .	Maintenance of Office or Agency
.
The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for payment or exchange. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or delivered at the Corporate Trust Office of the Trustee. No such delivery to the Trustee or office or agency pursuant to this section shall constitute effective service of process upon the Issuer for any purpose.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section .	Reports and Other Information
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(a)Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the SEC, from and after the Issue Date, the Issuer shall furnish to the Trustee, within 15 days after the time periods specified below:
(i)within 90 days after the end of each fiscal year, all information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC as of the Issue Date (other than Part I, Item 4, Part II, Items 5 and 9B, Part III, Items 11, 12 and 14 of Form 10-K, any exhibits related to such Items and any exhibits required by paragraphs (11), (13), (22), (31), (32) and (95) of Item 601 of Regulation S-K or any such similar items and exhibits in any successor or comparable form) and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;
(ii)within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC as of the Issue Date (other than Part II, Items 2 and 4 of Form 10-Q, any exhibits related to such Items and any exhibits required by paragraphs (11), (22), (31), (32) and (95) of Item 601 of Regulation S-K or any such similar Items and exhibits in any successor or comparable form); and
(iii)within the time periods specified for filing current reports on Form 8-K, all current reports that would be required to be filed with the SEC on Form 8-K as of the Issue Date if the Issuer were required to file such reports (other than reports related to Items 1.04, 2.05, 2.06, 3.01, 3.02, 3.03, 5.02(e), 5.04, 5.07 and 5.08 of Form 8-K and any exhibits related to such Items or any such similar Items in any successor or comparable form), in each case, in a manner that complies in all material respects with the requirements specified in such form; provided, however, that the Issuer shall not be required to provide separate financial statements or other information contemplated by Rule 3-09 or Rule 3-16 of Regulation S-X, or, in each case, any successor provisions or any schedules required by Regulation S-X; provided further, that the financial statements required to be provided for acquired businesses will be limited to the financial statements (in whatever form and whether or not audited) that the Issuer receives in connection with the acquisition of such acquired businesses; provided further, that the Issuer shall be required to provide separate financial statements and other information contemplated by Rule 3-10 of Regulation S-X, or any successor provisions or any schedules required by Regulation S-X. In addition, notwithstanding the foregoing, the Issuer will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or (ii) otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K. In addition, to the extent not satisfied by the foregoing and for so long as any Notes are outstanding, the Issuer shall furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(b)To the extent the information required by paragraph (a) above is not filed with the SEC, substantially concurrently with the furnishing or making such information available to the Trustee pursuant to paragraph (a) above, the Issuer shall also use its commercially reasonable efforts to post copies of such information required by paragraph (a) above on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access will be given to Holders, prospective investors in the Notes (which prospective investors shall be limited to QIBs or Non-U.S. Persons that certify their status as such to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions that are, in the case of securities analysts and market making financial institutions, reasonably satisfactory to the Issuer. To the extent the Issuer determines in good faith that it cannot make such reports available in the manner described in the preceding sentence after the use of its commercially reasonable efforts, the Issuer shall furnish such reports to the Holders of the Notes and upon request, such prospective investors in the Notes, securities analysts and market making financial institutions.
(c)The Issuer shall be deemed to have complied with the requirements of paragraph (a)(i), (a)(ii) or (a)(iii) above to the extent it files with the SEC an annual report on Form 10-K with respect to such fiscal year, a quarterly report on Form 10-Q with respect to such fiscal quarter or a current report on Form 8-K with respect to such event (respectively), in each case, complying with the rules of the SEC. Upon filing such report with the SEC, the Issuer shall also be deemed to have complied with the requirements of paragraph (b) with respect to such report.
(d)At the time of delivery of the reports provided pursuant to clauses (a)(i) and (ii) above, the Issuer shall also (i) deliver to the Trustee an Officers’ Certificate (A) certifying as to compliance or non-compliance with the Required Collateral Coverage Ratio for the related Collateral Coverage Ratio Test Period and (B) setting forth the calculations used to arrive at such determination of compliance or non-compliance (including a statement of the relevant cash balance), and (ii) provide on the Issuer’s website a presentation of Grantor EBITDA for the most recently completed four fiscal quarters.
(e)In addition, no later than five Business Days after the date the earnings release related to the annual and quarterly financial information for the prior fiscal period, as applicable, have been filed or furnished pursuant to clause (a)(i) or (ii) above, the Issuer shall also hold live quarterly conference calls with the opportunity to ask questions of management. No fewer than five Business Days prior to the date such conference call is to be held, the Issuer shall issue a press release to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Holders, beneficial owners of the Notes, prospective purchasers of the Notes and market making financial institutions, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Issuer (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.
(f)If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the annual and quarterly financial information required by the preceding paragraph shall include a reasonably detailed presentation, as determined in good faith by Senior Management of the Issuer, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s discussion and analysis of financial condition and results of operations” section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
(g)In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Issuer may satisfy its obligations under this covenant to provide consolidated financial information of the Issuer by furnishing consolidated financial information relating to such parent; provided that, if and so long as such parent company shall have Independent Assets or Operations, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent company, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a stand-alone basis, on the other hand. “Independent Assets or Operations” means, with respect to such parent company, that such parent company’s total assets or revenues, determined in accordance with GAAP and as shown on the most recent financial statements of such parent company, is more than 3.0% of the Issuer’s or such parent company’s corresponding consolidated amount.
(h)Delivery to the Trustee of any reports and other information pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such reports and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture.

Section .	Compliance Certificate
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(a)The Issuer and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge).
(b)When any Default or Event of Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary of the Issuer gives any notice or takes any other action with respect to a claimed Default or Event of Default, the Issuer shall promptly (which shall be no more than five Business Days) upon becoming aware of any Default or Event of Default deliver to the Trustee by registered or certified mail or by electronic transmission an Officers’ Certificate specifying such event.

Section .	Taxes
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The Issuer shall pay, and shall cause each of the Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies upon its properties or assets except such as are contested in good faith and by appropriate negotiations or proceedings.

Section .	Stay, Extension and Usury Laws
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The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section .	Limitation on Restricted Payments
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(a)The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:
(I)declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any of the Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger, consolidation or amalgamation, other than:
(A)dividends, payments or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests; or
(B)dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;
(II)purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any Person other than the Issuer or a Restricted Subsidiary, including any purchase, redemption, defeasance, acquisition or retirement in connection with any merger, consolidation or amalgamation;
(III)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Issuer or any Guarantor (x) prior to any scheduled repayment, sinking fund payment or maturity or (y) on the date of any scheduled repayment, sinking fund payment or maturity, unless in the case of this clause (y), the Collateral Coverage Ratio, on a pro forma basis after giving effect to such payment, is not less than the Required Collateral Coverage Ratio, in any case, other than:
(C)Indebtedness permitted to be incurred under clause (7), (8) or (9) of Section 4.09(b); or
(D)redemption of the Issuer’s 6.25% Senior Notes due 2017;
(IV)make any Restricted Investment; or
(V)make any Restricted Pension Payment
(all such payments and other actions set forth in clauses (I) through (V) (other than any exception thereto) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(1)no Default shall have occurred and be continuing or would occur as a consequence thereof;
(2)immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under Section 4.09(a); and
(3)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted

Payments made pursuant to clauses (1), (4), (7), (8), (9) and (12) of Section 4.07(b), but excluding all other Restricted Payments made pursuant to Section 4.07(b)), is less than the sum of (without duplication):
(a)50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing prior to the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus
(b)100% of the aggregate cash proceeds and the Fair Market Value of marketable securities or other property received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer, excluding cash proceeds and the marketable securities or other property received from an issuance or sale to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; provided, however, that this clause (b) shall not include the proceeds from (X) Equity Interests of the Issuer sold to a Subsidiary of the Issuer and (Y) Disqualified Stock; plus
(c)100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than cash proceeds, marketable securities or other property to the extent such cash proceeds, marketable securities or other property (i) have been used to redeem Notes pursuant to Section 3.07(c) or (ii) have been contributed by a Subsidiary of the Issuer); plus
(d)the amount by which Indebtedness of the Issuer or its Restricted Subsidiaries is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange (other than debt held by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer or its Restricted Subsidiaries convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Issuer upon such conversion or exchange); plus
(e)the amount equal to the net reduction in Restricted Investments made by the Issuer or any of its Restricted Subsidiaries resulting from:
(i)the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or the repayment of or return of capital on, Restricted Investments made by the Issuer or the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or the Restricted Subsidiaries and repayments of loans or advances that constitute Restricted Investments made by the Issuer or the Restricted Subsidiaries, in each case, after the Issue Date; or
(ii)the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary after the Issue Date (other than to the extent any Investments made in such Unrestricted Subsidiary constituted Permitted Investments); plus
(f)in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date (other than to the extent any Investments made in such Unrestricted Subsidiary constituted Permitted Investments), the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary.
(b)The foregoing provisions of Section 4.07(a) shall not prohibit:
(1)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time);
(2)the redemption, repurchase, retirement or other acquisition of any Equity Interests or Subordinated Indebtedness of the Issuer in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) of, Equity Interests of the Issuer or a substantially concurrent contribution to the equity capital of the Issuer (in each case, other than any Disqualified Stock or, except in the case of a redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness, Preferred Stock); provided that the amount of any such proceeds that are utilized for any such Restricted Payment are excluded from clause (3)(b) of Section 4.07(a);
(3)the redemption, defeasance, repurchase or other acquisition or retirement of (i) Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the substantially concurrent sale of, new Subordinated Indebtedness of the Issuer or a Guarantor, as the case may be, or (ii) Disqualified Stock of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuer or a Guarantor, that, in each case, is incurred in compliance with Section 4.09 and constitutes Refinancing Indebtedness;
(4)a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, consultant, officer or director (or spouse or trust for the benefit of any of the foregoing or any lineal descendants thereof) of the Issuer or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement or employment agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $5,000,000; provided further that such amount in any calendar year may be increased by an amount not to exceed:
(a)the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and Preferred Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any direct or indirect parent of the Issuer, in each case to any future, present or former employees, officers or directors of the Issuer or any of its Subsidiaries that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition or retirement for value will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a); plus
(b)the cash proceeds of key man life insurance policies received by the Issuer or the Restricted Subsidiaries after the Issue Date; less
(c)the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (4);
(5)the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of the Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with Section 4.09, to the extent such dividends are included in the definition of “Fixed Charges”;
(6)payments made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by, or vesting of any Equity Interests held by, any future, present or former employee, officer or director of the Issuer or any Restricted Subsidiary and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(7)(a) Voluntary Pension Payments in an amount up to $100,000,000 made within nine months after the Issue Date, (b) Restricted Pension Payments made out of the proceeds of Subordinated Indebtedness or Disqualified Stock of the Issuer or a Guarantor, that, in each case, is incurred in compliance with Section 4.09, and (c) Restricted Pension Payments in exchange for, or out of the proceeds of the sale (other than to a Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) of, Equity Interests of the Issuer or a contribution to the equity capital of the Issuer (in each case, other than any Disqualified Stock); provided that the amount of any such proceeds that are utilized for any such Restricted Payment are excluded from clause (3)(b) of Section 4.07(a);

(8)other dividends or distributions or repurchases of Equity Interests in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (8), not to exceed $10,000,000;
(9)the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those described under Section 4.10 and Section 4.14 and at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness, in the case of a Change of Control, or 100% of the principal amount of such Subordinated Indebtedness, in the case of an Asset Sale; provided that (x) prior to such repurchase, redemption, defeasance or other acquisition or retirement for value, the Issuer (or a third Person permitted by this Indenture) has made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes as a result of such Change of Control or Asset Sale, as the case may be, and (y) all Notes tendered by Holders in connection with the relevant Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;
(10)repurchases of Equity Interests deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to purchase Equity Interests or other convertible or exchangeable securities if such Equity Interests represent all or portion of the exercise price thereof;
(11)cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options, convertible notes or other securities convertible into or exchangeable for Equity Interests; and
(12)Mandatory Pension Payments;
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (4), (5), (7) and (8) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.
(c)The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this Section 4.07 or pursuant to the definition of “Permitted Investments” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. For the avoidance of doubt, Unrestricted Subsidiaries shall not be subject to any restrictive covenants set forth in this Indenture.
(d)Notwithstanding the foregoing, the Issuer and the Restricted Subsidiaries shall not, directly or indirectly (and shall cause their Subsidiaries not to, directly or indirectly), use Permitted Investments pursuant to clause (8), (12) or (19) of the definition of “Permitted Investments” to make Restricted Payments of the type described in clause (I), (II) or (III) of Section 4.07(a).

Section .	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
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(a)The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(1)(A) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of the Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or
(A)pay any Indebtedness owed to the Issuer or any of the Restricted Subsidiaries;
(2)make loans or advances to the Issuer or any of the Restricted Subsidiaries; or
(3)sell, lease or transfer any of its properties or assets to the Issuer or any of the Restricted Subsidiaries.
(b)The restrictions in Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(1)contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the ABL Credit Agreement and the related documentation and related Hedging Obligations;
(2)this Indenture, the Notes and the Guarantees;
(3)purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature described in clause (3) of Section 4.08(a), in each case, only with respect to the property so acquired;
(4)applicable law or any applicable rule, regulation or order;
(5)any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof); provided that such encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
(6)agreements for the sale or other disposition of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, pending the sale of such assets or Capital Stock;
(7)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or arising in connection with any lien permitted by Section 4.12;
(8)customary provisions in joint venture agreements or arrangements and other similar agreements relating solely to such joint venture;
(9)customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business to the extent such obligations impose restrictions of the nature described in clause (3) of Section 4.08(a) on the property subject to such lease, sub-lease, license, sub-license or other similar agreement;
(10)any encumbrance or restriction with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property of such Subsidiary;
(11)any agreement or other instrument governing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09; provided that, in the good faith judgment of the Board or Senior Management of the Issuer, the encumbrances and restrictions contained therein will not materially impair the Issuer’s ability to make payments under the Notes when due;
(12)any encumbrances or restrictions of the type referred to in clause (1), (2) or (3) of Section 4.08(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in any of clauses (1), (2), (3), (5) and (10) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;
(13)restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are subject to such agreement or dedicated to the performance thereunder by the Issuer or such Restricted Subsidiary, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; and
(14)customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

Section .	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock
.
(a)The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness), and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any of the Guarantors may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Interest Coverage Ratio on a consolidated basis for the Issuer and the Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.
(b)The provisions of Section 4.09(a) shall not apply to:
(1)the incurrence of Indebtedness under one or more Credit Facilities by the Issuer or any of the Restricted Subsidiaries and the issuance or creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount outstanding at any one time not to exceed $150,000,000, plus, in the event of any refunding, refinancing, renewal, extension, replacement or defeasance of any such Indebtedness, the aggregate amount of any discounts, commissions, premiums, fees and other costs and expenses related to such refunding, refinancing, renewal, extension, replacement or defeasance;
(2)the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantees) issued on the Issue Date;
(3)Indebtedness or Disqualified Stock of the Issuer and the Restricted Subsidiaries and Preferred Stock of the Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness under the ABL Credit Agreement and Indebtedness described in clause (2) of this Section 4.09(b));
(4)Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred or assumed by the Issuer or any of the Restricted Subsidiaries to finance the purchase, lease, construction, installation or improvement of real or personal property or other assets that are used or useful in a Similar Business (including in connection with the acquisition of a Similar Business), and Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under this clause (4); provided that the amount of such Indebtedness, together with the then outstanding amount of all other Indebtedness, Disqualified Stock and Preferred Stock incurred or issued pursuant to this clause (4), when aggregated with the then outstanding amount of any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (17), does not exceed $100,000,000, plus, in the event of any refunding, refinancing, renewal, extension, replacement or defeasance of any such Indebtedness, Disqualified Stock or Preferred Stock, the aggregate amount of any discounts, commissions, premiums, fees and other costs and expenses related to such refunding, refinancing, renewal, extension, replacement or defeasance;
(5)Indebtedness incurred by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business or customarily incurred by Persons engaged in a Similar Business constituting reimbursement obligations with respect to bankers’ acceptances, bank guarantees (not for borrowed money), warehouse receipts or letters of credit in respect of warranty claims, workers’ compensation claims, performance, bid, appeal or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance, bid, appeal or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;
(6)Indebtedness arising from agreements of the Issuer or the Restricted Subsidiaries providing for indemnification, adjustment of purchase price, working capital adjustments, earn-out or similar obligations, in each case, incurred or assumed in connection with any acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(7)Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);
(8)Indebtedness or Disqualified Stock of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness or Disqualified Stock owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness or Disqualified Stock shall be expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor, as the case may be; provided, further, that any subsequent transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness or Disqualified Stock not permitted by this clause (8);
(9)shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of the Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);
(10)Hedging Obligations entered into for bona fide non-speculative purposes;
(11)obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of the Restricted Subsidiaries, in each case, incurred in the ordinary course of business;
(12)Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued pursuant to this clause (12), does not exceed $25,000,000;
(13)the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock that serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under Section 4.09(a) or clause (2) or (3), this clause (13) or clause (14) or (19) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
(A)has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or

Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased, or if earlier, ninety-one (91) days after the maturity date of the Notes,
(B)such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased (plus, without duplication, any additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, accrued interest and fees and expenses in connection with any such refinancing),
(C)to the extent such Refinancing Indebtedness refunds, refinances, replaces, renews, extends or defeases (i) Indebtedness subordinated in right of payment (without giving effect to security interests) to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment (without giving effect to security interests) on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,
(D)to the extent such Refinancing Indebtedness is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased, and
(E)shall not include:
(i)Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or
(ii)Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;
(14)Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into, amalgamated with or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that, after giving pro forma effect to such acquisition, amalgamation, merger or consolidation, either
(A)the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.09(a), or
(B)the Interest Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than such Interest Coverage Ratio immediately prior to such acquisition, amalgamation, merger or consolidation;
(15)cash management obligations, Bank Product Obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, credit card processing services, stored value cards, commercial cards, debit cards, overdraft protections and similar arrangements, in each case incurred in the ordinary course of business;
(16)any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the incurrence of such guaranteed Indebtedness is permitted under the terms of this Indenture and, in the case of any such guarantee by a Restricted Subsidiary, such Restricted Subsidiary is in compliance with Section 4.15;
(17)Indebtedness, Disqualified Stock and Preferred Stock of Foreign Subsidiaries of the Issuer, and all Refinancing Indebtedness incurred to refund, refinance, replace, renew, extend or defease any Indebtedness incurred pursuant to this clause (17); provided that the amount of such Indebtedness, together with the then outstanding amount of all other Indebtedness, Disqualified Stock and Preferred Stock incurred or issued pursuant to this clause (17), when aggregated with the outstanding amount of any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (4), does not exceed $100,000,000, plus, in the event of any refunding, refinancing, renewal, extension, replacement or defeasance of any such

Indebtedness, Disqualified Stock or Preferred Stock, the aggregate amount of any discounts, commissions, premiums, fees and other costs and expenses related to such refunding, refinancing, renewal, extension, replacement or defeasance;
(18)Indebtedness of the Issuer or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;
(19)Indebtedness of the Issuer or any Restricted Subsidiary incurred to finance up-front costs associated with long-term contracts with customers in the ordinary course of business;
(20)Indebtedness consisting of Indebtedness issued by the Issuer or any of the Restricted Subsidiaries to future, current or former officers, directors and employees thereof, their respective estates or trusts, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent of the Issuer to the extent described in clause (4) of Section 4.07(b);
(21)any obligation, or guaranty of any obligation, of the Issuer or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of the Issuer or a Restricted Subsidiary incurred in the ordinary course of business as part of a Similar Business for all or any portion of the amounts payable by such customers to the Person extending such credit;
(22)to the extent that such transactions may be recharacterized as Secured Indebtedness, Indebtedness incurred pursuant to a Permitted Sales-Type Lease Transaction in an amount (determined based on the amount of such Indebtedness reflected on a balance sheet in accordance with GAAP) not to exceed, in the aggregate, $150,000,000 at any one time outstanding;
(23)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;
(24)Indebtedness incurred in connection with a Sale and Lease-Back Transaction in relation to the real property located at 3199 Pilot Knob Road, Eagan, Minnesota, in an amount not to exceed $55,000,000; and
(25)to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods purchased in the ordinary course of business.
(c)For purposes of determining compliance with this Section 4.09:
(1)in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in Section 4.09(a) or clauses (1) through (25) of Section 4.09(b), the Issuer, in its sole discretion, shall be entitled to divide and classify, and may later reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.09; provided that all Indebtedness outstanding under the ABL Credit Agreement shall be treated as incurred under clause (1) of Section 4.09(b) and may not later be reclassified; and
(2)if obligations in respect of letters of credit are incurred pursuant to a Specified Credit Facility and relate to other Indebtedness, then such letters of credit shall be treated as incurred pursuant to clause (1) of Section 4.09(b) and such other Indebtedness shall not otherwise be included for purposes of determining any particular amount of Indebtedness.
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.
The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
Notwithstanding anything to the contrary, the Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is expressly subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

Section .	Asset Sales
.
(a)The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale of assets that constitute Collateral, unless:
(1)the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of;
(2)except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents;
(3)without limitation of the provisions described in Section 4.19, to the extent that any consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale (including, for avoidance of doubt, any Designated Non-cash Consideration and any assets received in a Permitted Asset Swap) consists of assets of the type that would constitute Notes Collateral, such assets, including the assets of any Person that becomes a Guarantor as a result of such transaction, are as soon as reasonably practicable after their acquisition added to the Notes Collateral (to the extent that such Additional Assets do not constitute ABL Collateral); and
(4)the Net Proceeds from any such Asset Sale of Notes Collateral are paid directly by the purchaser thereof to the Collateral Trustee to be held in trust in a Collateral Account for application in accordance with this Section 4.10.
(b)Within 365 days after the receipt of any Net Proceeds of any Asset Sale (the “Application Period”) of assets that constitute Notes Collateral, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,
(1)to permanently reduce (or offer to reduce in accordance with the provisions applicable to an Asset Sale Offer) Obligations under the Notes and under any other Pari Passu Indebtedness (and in the case of any revolving credit facilities, to correspondingly reduce commitments with respect thereto) on a pro rata basis; provided that all reductions of (or offers to reduce) Obligations under the Notes shall be made as provided under Section 3.07 or by making an offer to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon; or
(2)to make (a) an Investment by the Issuer or a Restricted Subsidiary in any one or more Similar Businesses; provided that if such Investment in any business is in the form of the acquisition of Capital Stock, such Investment results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (b) capital expenditures of the Issuer or a Restricted Subsidiary, or (c) acquisitions by the Issuer or a Restricted Subsidiary of other assets that are, in the case of each of (a), (b) and (c), used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale (any businesses, properties or assets acquired pursuant to clause (a), (b) or (c) together, the “Additional Assets”); provided that any such Additional Assets acquired with Net Proceeds from an Asset Sale of Notes Collateral are as soon as reasonably practicable after their acquisition pledged as Collateral;
provided that, within 30 days after the receipt of Net Proceeds of (a) any Asset Sale (or series of related Asset Sales) of assets that constitute Notes Collateral yielding Net Proceeds in excess of $100,000,000 individually or (b) in the event that the Net Proceeds of Asset Sales of assets that constitute Notes Collateral exceed $100,000,000 in the aggregate since the Issue Date, any subsequent Asset Sale (or series of related Asset Sales) of assets that constitute Notes Collateral yielding Net Proceeds in excess of $15,000,000, the Issuer or such Restricted Subsidiary shall apply such Net Proceeds in accordance with clause (1) above and, in the case of an Asset Sale Offer, to the extent that the aggregate amount of Notes and such Other Pari Passu Lien Obligations tendered pursuant to such offer is less than the Net Proceeds, the Issuer or such Restricted Subsidiary may, subject to the other covenants contained in the Indenture, use the remaining Net Proceeds for general corporate purposes and no further Asset Sale Offer shall be required in respect of said Net Proceeds pursuant to the provisions below or otherwise; provided further, that in the case of clause (2) above, a binding commitment to acquire Additional Assets shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds shall be applied to satisfy such commitment within 180 days of the end of the Application Period (an “Acceptable Commitment”); provided further, that in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds to the extent the Application Period has expired.
(c)Within 365 days after the receipt of any Net Proceeds from any Asset Sale of assets that do not constitute Notes Collateral, the Issuer or such Restricted Subsidiary may at its option do any one or more of the following:
(i)in the case of Net Proceeds from an Asset Sale of ABL Collateral, repay any Indebtedness under the ABL Credit Agreement or any other Indebtedness of the Issuer or a Guarantor that is secured by a Lien on the ABL Collateral that is prior to the Lien on the ABL Collateral in favor of Holders of Notes (in each case other than Indebtedness owed to the Issuer or a Subsidiary of the Issuer) and, in the case of obligations with respect to revolving indebtedness, to correspondingly reduce commitments with respect thereto;
(ii)to permanently reduce (or offer to reduce, as applicable) Obligations under the Notes and under any other Pari Passu Indebtedness (and to correspondingly reduce commitments with respect thereto) on a pro rata basis, as provided in clause (b)(1) above;
(iii)to the extent such Net Proceeds are not from Asset Sales of Collateral, (1) to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer, a Guarantor or a Restricted Subsidiary or (2) to repay Indebtedness secured by a Lien on such assets; or
(iv)for any purpose permitted by clause (b)(2) above; provided that any such Additional Assets acquired with Net Proceeds of ABL Collateral are, as soon as reasonably practicable following the acquisition thereof, pledged as Collateral to the extent required under the Collateral Documents;
provided that, in the case of clause (iv) above, an Acceptable Commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds to the extent the Application Period has expired.
(d)Any Net Proceeds from an Asset Sale that are not invested or applied as provided and within the time period set forth in clauses (b) and (c) above shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25,000,000, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Other Pari Passu Lien Obligations, to the holders of such Other Pari Passu Lien Obligations (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Notes and such Other Pari Passu Lien Obligations that is equal to $1,000 or an integral multiple thereof that may be purchased in an amount equal to the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $25,000,000 by mailing the notice required by this Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligation with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the Application Period.
To the extent that the aggregate amount of Notes and such Other Pari Passu Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may, subject to the other covenants contained in this Indenture, use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Other Pari Passu Lien Obligations surrendered by such Holders and holders thereof exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and such Other Pari Passu Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Pari Passu Lien Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. After the Issuer or any Restricted Subsidiary has applied the Net Proceeds from any Asset Sale covered by Section 4.10(b) as provided in, and within the time periods required by, Section 4.10(b), the balance of such Net Proceeds, if any, from such Asset Sale may be used by the Issuer or such Restricted Subsidiary for any purpose not prohibited by the terms of this Indenture.
(e)Pending the final application of any Net Proceeds from Asset Sales of ABL Collateral pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility (including under the ABL Credit Agreement) or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.
(f)For purposes of this Section 4.10, in connection with a disposition that includes (i) the Equity Interests issued by the Issuer or any other Grantor that has an interest in any ABL Collateral, or (ii) ABL Collateral and Notes Collateral, then, unless otherwise agreed by the ABL Collateral Agent and the Notes Collateral Agent, (i) a portion of the proceeds of any such disposition shall be deemed to be Net Proceeds of an Asset Sale of ABL Collateral in an amount equal to the sum of (A) the book value determined in accordance with GAAP of any ABL Collateral consisting of ABL Accounts that are the subject of such disposition (or, in the case of a disposition of Equity Interests issued by the Issuer or any other Grantor, any ABL Collateral consisting of ABL Accounts in which the Issuer or any other Grantor has an interest), determined as of the date of such disposition, and (B) the Fair Market Value of all other ABL Collateral that is the subject of such disposition (or, in the case of a disposition of Equity Interests issued by the Issuer or any other Grantor, any other ABL Collateral in which the Issuer or any other Grantor has an interest), determined as of the date of such disposition; and (ii) the remainder of the proceeds of such disposition shall be deemed to be Net Proceeds of an Asset Sale of Notes Collateral.
(g)For purposes of this Section 4.10, the following are deemed to be cash or Cash Equivalents:
(1)any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent internal balance sheet, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or any Restricted Subsidiary (other than Excluded Liabilities) that are assumed by the transferee of any such assets (or are otherwise extinguished by the transferee in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases or indemnifies the Issuer or such Restricted Subsidiary from such liabilities;
(2)any securities, notes, other assets or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale; and
(3)any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) since the Issue Date, not to exceed $25,000,000, with the Fair Market Value of each item of Designated Non-cash Consideration being determined at the time received and without giving effect to subsequent changes in value.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section .	Transactions with Affiliates
.
(a)The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5,000,000, unless:
(1)such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate on an arm’s-length basis;
(2)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25,000,000, such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of the Issuer, including a determination that such Affiliate Transaction complies with clause (1) of this Section 4.11(a); and
(3)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50,000,000, the Issuer delivers to the Trustee a written opinion of a nationally recognized appraisal or investment banking firm stating that such Affiliate Transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view.
(b)The provisions of Section 4.11(a) shall not apply to the following:
(1)(a) transactions (i) between or among any Grantor and another Grantor; and (ii) between or among Restricted Subsidiaries that are not Grantors; and (b) transactions in the ordinary course of business consistent with past practices between or among any Grantor and any Restricted Subsidiary that is not a Grantor (including, without limitation, tax sharing agreements between or among the Issuer and its Restricted Subsidiaries on customary terms, and payments pursuant thereto, to the extent attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries);
(2)Restricted Payments permitted by Section 4.07 or the definition of “Permitted Investments” (other than Investments pursuant to clauses (3) and (12) thereof);
(3)any agreement, arrangement or transaction with a current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries relating to compensation, perquisites or indemnities, including without limitation any employment agreement, employee benefit plan, officer or director indemnification agreement, retention agreement, severance agreement, consultant agreement or any similar arrangement, entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
(4)transactions in which the Issuer or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;
(5)any agreement or arrangement as in effect as of the Issue Date, as the same may be amended after the Issue Date, so long as such amendments thereto, when taken as a whole, are in the good faith judgment of the Board or Senior Management of the Issuer not disadvantageous in any material respect to the Holders, when taken as a whole, as compared to the applicable agreement or arrangement as in effect on the Issue Date;
(6)transactions with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture and that are fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate;
(7)payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);
(8)any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;
(9)advances or loans (or cancellations of loans) to employees, directors or officers of the Issuer or any of the Restricted Subsidiaries in the ordinary course of business in an amount not to exceed $2,000,000 outstanding at any time;
(10)payments to, or on behalf of, any future, current or former employee, director or officer of the Issuer or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement that are, in each case, approved by the Board of the Issuer;
(11)[Reserved];
(12)any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Issuer or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, and any amendment thereto, so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board or Senior Management of the Issuer, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger;
(13)any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, which is approved by a majority of the disinterested members of the Board of the Issuer in good faith; and
(14)intellectual property licenses in the ordinary course of business.

Section .	Liens
.
The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or suffer to exist any Lien that secures Obligations under any Indebtedness on any asset or property of the Issuer or any Restricted Subsidiary, except for:
(1)in the case of a Lien on any Collateral, any Permitted Lien; or
(2)in the case of a Lien on any other asset or property, any Lien; provided that, with respect to any such Lien that is not a Permitted Lien, the Notes and the Guarantees are equally and ratably secured with (or on a senior basis to, in the case such Lien secures any Subordinated Indebtedness) the Obligations secured by such Lien.
Any Lien created for the benefit of the Holders of the Notes pursuant to clause (2) of this Section 4.12 may provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to so secure the Notes and the Guarantees (which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Collateral Trustee may otherwise have on the proceeds from such sale).

Section .	Corporate Existence
.
Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its company existence, and the corporate, partnership, limited liability company or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended, supplemented or otherwise modified from time to time) of the Issuer or any such

Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Issuer and the Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of the Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole; provided further, that this Section 4.13 shall not prohibit any transaction made in compliance with Section 4.10.

Section .	Offer to Repurchase Upon Change of Control
.
(a)If a Change of Control occurs, unless, prior to the time the Issuer is required to make a Change of Control Offer, the Issuer has previously or concurrently mailed (or delivered by electronic transmission in accordance with the applicable procedures of DTC) a redemption notice with respect to all the outstanding Notes as described under Section 3.07 or Article 12, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first-class mail (or electronic transmission in accordance with the applicable procedures of DTC), with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register (or otherwise in accordance with the procedures of DTC), with the following information:
(1)that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;
(2)a description of the transaction or transactions constituting a Change of Control;
(3)the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (or delivered by electronic transmission in accordance with the applicable procedures of DTC) (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control in accordance with Section 4.14(b);
(4)that any Note not properly tendered will remain outstanding and continue to accrue interest;
(5)that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
(6)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(7)that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
(8)that if less than all of such Holder’s Notes are tendered for purchase, such Holder shall be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000;
(9)if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control;

(10)a statement that if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes; and
(11)such other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow.
(b)A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(c)The Issuer shall not be required to make a Change of Control Offer with respect to the Notes upon the consummation of a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
(d)Notes repurchased by the Issuer pursuant to a Change of Control Offer shall have the status of Notes issued but not outstanding or shall be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to Section 4.14(c) shall have the status of Notes issued and outstanding.
(e)The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.
(f)On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,
(1)accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,
(2)deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and
(3)deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.
(g)Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section .	Additional Guarantees
.
The Issuer shall cause (i) each Restricted Subsidiary that is not a Guarantor that guarantees or becomes obligated as a co-issuer or co-borrower of any Indebtedness of the Issuer or any Guarantor (including, without limitation, under the ABL Credit Agreement or any other Specified Credit Facility) and (ii) each Material Domestic Subsidiary, in each case, within 20 Business Days of the guarantee of or obligation on such Indebtedness or such Restricted Subsidiary becoming a Material Domestic Subsidiary, to execute and deliver to the Trustee a supplemental indenture (the form of which is attached as Exhibit D) to this Indenture, Security Documents and an acknowledgment to the ABL-Notes Intercreditor Agreement pursuant to which such Subsidiary will (A) guarantee payment of the Notes and all Obligations in respect of the Notes on the same terms and conditions as those set forth in this Indenture, (B) grant a Lien on such of its assets of the type that would constitute Collateral in favor of the Collateral Trustee for the benefit of the Noteholder Secured Parties as security for the Notes and all Obligations in respect of the Notes on terms and conditions substantially similar to those set forth in the Security Documents then existing and (C) agree to acknowledge, and agree to comply with, the terms of the ABL-Notes Intercreditor Agreement.

Section .	Collateral Coverage Ratio
.
The Issuer shall not permit the Collateral Coverage Ratio as of any Collateral Coverage Test Date to be less than the Required Collateral Coverage Ratio.

Section .	Suspension of Covenants
.
(a)If on any date after the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and such date, a “Suspension Date”), then, beginning on that day, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.16 and clause (4) of Section 5.01(a) (collectively, the “Suspended Covenants”) shall no longer be applicable to the Notes.
(b)In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.”
(c)In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of the Restricted Subsidiaries prior to such reinstatement that would otherwise be a breach of any Suspended Covenant will give rise to a Default or Event of Default under this Indenture; provided that (i) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made shall be calculated as though Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period, (ii) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be classified to have been incurred pursuant to Section 4.09(a) or one of the clauses (other than clause (3)) of Section 4.09(b). To the extent such Indebtedness incurred, or Disqualified Stock or Preferred Stock issued would not be permitted to be incurred or issued pursuant to Section 4.09(a) or one or more of such clauses of Section 4.09(b), such Indebtedness, Disqualified Stock or Preferred Stock shall be classified to have been incurred or issued pursuant to clause (3) of Section 4.09(b), (iii) any Affiliate Transaction consummated during the Suspension Period shall be classified to have been consummated pursuant to Section 4.11(b)(5) and (iv) any Liens incurred pursuant to paragraph (b) of the definition of “Permitted Liens” shall be deemed incurred pursuant to clause (a)(7) of such definition.
(d)No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period.
(e)The Issuer shall provide the Trustee with written notice of the commencement of any Suspension Period and the occurrence of any Reversion Date.

Section .	Perfection of Security Interests
.
(a)The Issuer and the Guarantors shall use commercially reasonable efforts to perfect on the Issue Date the security interests in the Collateral for the benefit of the Noteholder Secured Parties that are created on the Issue Date, but to the extent any such security interest cannot be perfected by such date, the Issuer and the Guarantors shall use commercially reasonable efforts to have all security interests perfected, to the extent required by the Security Documents, promptly following the Issue Date, but in any event no later than 60 days thereafter or, in the case of any security interests requiring actions under the laws of any jurisdiction outside of the United States, 120 days thereafter.
(b)With regard to any property upon which a security interest must be perfected, such security interests and Liens shall be created under the Security Documents in form satisfactory to the Collateral Trustee, and the Issuer and the Guarantors shall deliver or cause to be delivered to the Collateral Trustee all such instruments and documents (including certificates and legal opinions) as required under this Indenture and the Security Documents to evidence compliance with this covenant.

Section .	Further Assurances.
The Issuer and each of the Guarantors shall do or cause to be done all acts and things as set forth in Section 7.3 of the Collateral Trust Agreement.

ARTICLE 13
ARTICLE 14
ARTICLE 15SUCCESSORS

Section .	Merger, Consolidation or Sale of All or Substantially All Assets
.
(a)The Issuer shall not, directly or indirectly, consolidate, merge or amalgamate with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:
(1)the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes shall be a corporation;
(2)the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture, the ABL-Notes Intercreditor Agreement, the Security Documents and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
(3)immediately after such transaction, no Default exists;
(4)immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,
(A)the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.09(a), or
(B)the Interest Coverage Ratio for the Issuer (or the Successor Company, as applicable) and the Restricted Subsidiaries on a consolidated basis would be equal to or greater than the Interest Coverage Ratio for the Issuer and the Restricted Subsidiaries on a consolidated basis immediately prior to such transaction;
(5)each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(c) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;
(6)the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures or other documents or instruments, if any, comply with this Indenture;
(7)to the extent any assets of the Person that is merged, amalgamated or consolidated with or into the Successor Company are assets of the type that would constitute Collateral under the Security Documents, the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and the Security Documents; and
(8)the Collateral owned by or transferred to the Successor Company shall: (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Trustee for the benefit of itself, the Trustee and the Holders of the Notes and (c) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 4.12.
(b)The Successor Company shall succeed to, and be substituted for, the Issuer under this Indenture, the ABL-Notes Intercreditor Agreement, the Security Documents, the Guarantees and the Notes, as applicable. Without any requirement to comply with clauses (3), (4) and (6) of Section 5.01(a),
(1)any Restricted Subsidiary may consolidate, merge or amalgamate with or into or wind up into (whether or not the Restricted Subsidiary is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to the Issuer or any Restricted Subsidiary; and

(2)the Issuer may consolidate, amalgamate or merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in another state or territory of the United States or the District of Columbia, so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.
(c)In addition, no Guarantor shall, and the Issuer shall not permit any such Guarantor to, directly or indirectly, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(1)(A)    such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger or winding-up (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under (i) the laws of the jurisdiction of organization of such Guarantor or (ii) the laws of the United States, any state or territory thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);
(A)the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee, the ABL-Notes Intercreditor Agreement and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
(B)immediately after such transaction, no Default exists;
(C)the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures or other documents or instruments, if any, comply with this Indenture;
(D)to the extent any assets of the Person that is merged, amalgamated or consolidated with or into the Successor Guarantor are assets of the type that would constitute Collateral under the Security Documents, the Successor Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and the Security Documents; and
(E)the Collateral owned by or transferred to the Successor Guarantor shall: (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Collateral Trustee for the benefit of itself, the Trustee and the Holders of the Notes and (iii) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 4.12; or
(2)in the event the transaction results in the release of the Guarantor’s Guarantee under clause (1)(A) under Section 10.06, the transaction is made in compliance with Section 4.10.
(d)Subject to Section 10.06, the Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture, the Security Documents, the ABL-Notes Intercreditor Agreement and such Guarantor’s Guarantee. Notwithstanding the foregoing clauses (C) and (D) under Section 5.01(c)(1), any such Guarantor may (i) consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Guarantor or the Issuer or (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state or territory thereof or the District of Columbia, so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

Section .	Successor Corporation Substituted
.
Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Issuer is merged or amalgamated or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01.

ARTICLE 16
ARTICLE 17
ARTICLE 18DEFAULTS AND REMEDIES

Section .	Events of Default
.
(a)An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;
(2)default for 30 days or more in the payment when due of interest on or with respect to the Notes;
(3)failure by the Issuer or any Guarantor to comply with its obligations pursuant to Section 5.01;
(4)failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1), (2) or (3) above or clause (11) below) contained in this Indenture, the Security Documents, the ABL-Notes Intercreditor Agreement or the Notes;
(5)default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of the Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of the Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:
(i)such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and
(ii)the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is, in the aggregate, $25,000,000 or more at any one time;
provided, however, that if the Indebtedness which has been so accelerated is the ABL Credit Agreement and such acceleration is based on the failure to perform or observe the covenant contained in Section 5.8 thereof as in effect on the Issue Date (or any successor provision having substantially the same effect), then clause (5)(ii) shall not apply;
(6)failure by the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $25,000,000 or more (net of amounts covered by insurance policies issued by reputable insurance companies that have not disputed coverage of such liability in writing), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final;
(7)the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries of the Issuer that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:
(i)commences proceedings to be adjudicated bankrupt or insolvent;
(ii)consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
(iii)consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
(iv)makes a general assignment for the benefit of its creditors; or
(v)generally is not paying its debts as they become due;
(8)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)is for relief against the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary) in a proceeding in which the Issuer or any such Restricted Subsidiary that is a Significant Subsidiary or any such group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;
(ii)appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary); or
(iii)orders the liquidation of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary);
and the order or decree remains unstayed and in effect for 60 consecutive days; or
(9)the Guarantee of any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any such group of Restricted Subsidiaries), as the case may be, denies that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture;
(10)with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5,000,000, any of the Security Documents ceases to be in full force and effect, or any of the Security Documents ceases to give the Holders of the Notes the Liens purported to be created thereby with the priority contemplated thereby, or any of the Security Documents is declared null and void or the Issuer or any Guarantor denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case other than in accordance with the terms of this Indenture, the ABL-Notes Intercreditor Agreement and the Security Documents);

(11)(a) the receipt by the Issuer or any of its Subsidiaries (other than Intelligent Processing Solutions Limited) of a Contribution Notice (under Section 38 of the Pensions Act 2004) or a Financial Support Direction (under Section 43 of the Pensions Act 2004) from the Pensions Regulator of the United Kingdom or (b) the Issuer or any of its Subsidiaries (other than Intelligent Processing Solutions Limited) (or any of their respective assets) becoming subject to the assertion of a lien by the U.K. Pensions Regulator or the U.K. Pension Protection Fund (as applicable); or
(12)failure to maintain the Collateral Coverage Ratio at or greater than the Required Collateral Coverage Ratio as of any Collateral Coverage Test Date, and the Issuer has not, within 90 days after such Collateral Coverage Test Date, (x) given irrevocable notice of redemption of all (but not a portion) of the outstanding Notes and (y) redeemed the Notes in accordance with such notice of redemption.
(b)In the event of any Event of Default specified in clause (5) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:
(1)(a)    the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;
(a)the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(b)the default that is the basis for such Event of Default has been cured;
(2)the annulment, waiver or rescission would not conflict with any judgment or decree of any court of competent jurisdiction; and
(3)all existing Events of Default (excluding any resulting payment default, other than as a result of acceleration of the Notes) have been cured or waived.

Section .	Acceleration
.
If any Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01(a)) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium and interest shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) or (8) of Section 6.01(a), such principal, premium and interest shall be due and payable immediately without further action or notice.
Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including, but not limited to, the occurrence of an Event of Default specified in clause (7) or (8) of Section 6.01(a) (including the acceleration of claims by operation of law)) (i) on or after the First Call Date, the amount of principal of, accrued and unpaid interest and premium on Notes that becomes immediately due and payable shall equal the Optional Redemption Price in effect on the date of such acceleration as if such acceleration were an optional redemption of the Notes accelerated and (ii) prior to the First Call Date, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes immediately due and payable shall equal the Make-Whole Redemption Price in effect on the date of such acceleration as if such acceleration were an optional redemption of the Notes accelerated. In any such case, the applicable Optional Redemption Price or Make-Whole Redemption Price, as the case may be (the “Redemption Price Premium”), shall constitute part of the Notes Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any Redemption Price Premium payable pursuant to the above shall be presumed to be the liquidated damages sustained by each holder as the result of the acceleration, and each of the Issuer and the Guarantors agrees that it is reasonable under the circumstances. The Redemption Price Premium shall also be payable in the event the Notes (and/or this Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH OF THE ISSUER AND THE GUARANTORS EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR

LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUMS IN CONNECTION WITH ANY SUCH ACCELERATION, ANY RESCISSION OF SUCH ACCELERATION OR THE COMMENCEMENT OF ANY BANKRUPTCY OR INSOLVENCY EVENT. Each of the Issuer and the Guarantors expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Redemption Price Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Redemption Price Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders, the Issuer and the Guarantors giving specific consideration in this transaction for such agreement to pay the Redemption Price Premium; and (D) the Issuer and the Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Issuer and the Guarantors expressly acknowledges that its agreement to pay the Redemption Price Premium to the Holders as herein described is a material inducement to Holders to purchase the Notes.

Section .	Other Remedies
.
If an Event of Default occurs and is continuing, the Trustee may pursue or may direct the Collateral Trustee to pursue, subject to the ABL-Notes Intercreditor Agreement, any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section .	Waiver of Past Defaults
.
Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section .	Control by Majority
.
Subject to the terms of the Security Documents and the ABL-Notes Intercreditor Agreement, Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee in accordance with the terms of this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

Section .	Limitation on Suits
.
Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)such Holder has previously given the Trustee notice in writing that an Event of Default is continuing;
(2)Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;
(3)Holders of the Notes have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense in relation to such Holder’s pursuit of such remedy;
(4)the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(5)Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee has no affirmative duty to ascertain whether or not any such use by any Holder is prejudicial to another Holder).

Section .	Rights of Holders of Notes to Receive Payment
.
Notwithstanding any other provision of this Indenture, the contractual right expressly set forth in this Indenture or the Notes of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

Section .	Collection Suit by Trustee
.
If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section .	Restoration of Rights and Remedies
.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section .	Rights and Remedies Cumulative
.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee, the Collateral Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section .	Delay or Omission Not Waiver
.
No delay or omission of the Trustee, the Collateral Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Collateral Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Collateral Trustee or by the Holders, as the case may be.

Section .	Trustee May File Proofs of Claim
.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Trustee and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee and the Collateral Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Trustee any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Trustee and their respective agents and counsel, and any other amounts due the Trustee and the Collateral Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Trustee, their agents and counsel, and any other amounts due the Trustee and the Collateral Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee and the Collateral Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee and the Collateral Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section .	Priorities
.
Subject to the terms of the Security Documents and the ABL-Notes Intercreditor Agreement, with respect to any proceeds of Collateral, any money or property collected by the Trustee or the Collateral Trustee pursuant to this Article 6 and any money or other property distributable in respect of any Grantor’s Obligations under this Indenture after an Event of Default shall be applied in the following order:
FIRST: to pay Obligations then due to the Trustee or the Collateral Trustee (including fees and expenses of their agents and counsel) pursuant to this Indenture and the other Notes Documents;
SECOND: to pay Obligations in respect of any reasonable expense reimbursements or indemnities then due to the Holders (or holders of Other Pari Passu Lien Obligations (if any));
THIRD: to pay interest then due and payable in respect of the Notes;
FOURTH: to pay or prepay principal payments in respect of the Notes; and
FIFTH: to pay all other Obligations with respect to the Notes, the Guarantees and this Indenture;

SIXTH: to the Issuer or such other persons who shall be entitled thereto;
provided, however, that if sufficient funds are not available to fund all payments required to be made in any of clauses FIRST through FIFTH above, the available funds being applied to the Obligations specified in any such clause (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the relevant party’s interest in the aggregate outstanding Obligations described in such clause.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section .	Undertaking for Costs
.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 19
ARTICLE 20
ARTICLE 21TRUSTEE

Section .	Duties of Trustee
.
(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
(iv)no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have (a) offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense in relation to such exercise and (b) otherwise complied with the terms of this Indenture, including, but not limited to, providing proof of holdings satisfactory to the Trustee.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section .	Rights of Trustee
.
(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)Before the Trustee acts or refrains from acting, it may require a resolution of the Board of the Issuer, an Officers’ Certificate or an Opinion of Counsel or any of the three, subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel, at the Issuer’s expense, shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents, at the Issuer’s expense, and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.
(f)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes, this Indenture and that a Default or Event of Default has occurred. Delivery of reports to the Trustee pursuant to Section 4.03 shall not constitute actual knowledge of, or notice to, the Trustee of the information contained therein.
(g)In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(i)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j)The Trustee may request that the Issuer and any Guarantor deliver an Officers’ Certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any certificate previously delivered and not superseded.
(k)Any permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture or any other Notes Document shall not be construed as a duty.
(l)For certain payments made pursuant to this Indenture, the Trustee or Paying Agent may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee or Paying Agent, as applicable, shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the Code. The Trustee or Paying Agent, as applicable, shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee or Paying Agent, as applicable, shall have the right to request from any party to this Indenture, or any Holder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee or Paying Agent, as applicable, to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 7.02(l) are not provided prior to or by the time the related payment is required to be made or are determined by the Trustee or Paying Agent, as applicable, to be incomplete and/or inaccurate in any respect, the Trustee or Paying Agent, as applicable, shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment.

Section .	Individual Rights of Trustee
.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09.

Section .	Trustee’s Disclaimer
.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Security Documents or the ABL-Notes Intercreditor Agreement and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section .	Notice of Defaults
.
If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) to each Holder of Notes a notice of the Default within 90 days after it is known to the Trustee. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and for so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes. In addition, the Trustee shall have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interest of the Holders of the Notes.

Section .	Compensation and Indemnity
.
The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee and the Collateral Trustee from time to time such compensation for its acceptance of this Indenture and services provided hereunder as Trustee and Paying Agent, and as Collateral Trustee hereunder and under the Security Documents and the ABL-Notes Intercreditor Agreement as the parties shall agree in writing from time to time. The Trustee’s and the Collateral Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Collateral Trustee promptly upon request for all reasonable disbursements, advances and out-of-pocket expenses incurred or made by them in addition to the compensation for their services. Such expenses shall include the reasonable compensation, disbursements and out-of-pocket expenses of the Trustee’s and the Collateral Trustee’s agents and counsel.
The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Trustee for, and hold the Trustee and the Collateral Trustee harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, under the Security Documents and the ABL-Notes Intercreditor Agreement (including the costs and expenses of enforcing this Indenture and the other Notes Documents against the Issuer or any of the Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, any holder of Other Pari Passu Lien Obligations (if any), the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder or under the other Notes Documents). The Trustee or the Collateral Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer and the Guarantors shall defend the claim and the Trustee and the Collateral Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Collateral Trustee through the Trustee’s or the Collateral Trustee’s own willful misconduct or gross negligence pursuant to a final and non-appealable judgment of a court of competent jurisdiction.
The obligations of the Issuer and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Collateral Trustee, as applicable.
To secure the payment obligations of the Issuer and the Guarantors in this Section 7.06, the Trustee and the Collateral Trustee shall have a Lien prior to the Notes and rights of the Holders (and holders of Other Pari Passu Lien Obligations (if any)) on all money or property held or collected by the Trustee or the Collateral Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee or the Collateral Trustee incurs expenses or renders services upon and after an Event of Default specified in Section 6.01(a)(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses with priority pursuant to any Bankruptcy Law.

Section .	Replacement of Trustee
.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a)the Trustee fails to satisfy the eligibility requirements set forth in Section 7.09;
(b)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)a custodian or public officer takes charge of the Trustee or its property; or
(d)the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.
As used in this Section 7.07, the term “Trustee” shall also include each Agent.

Section .	Successor Trustee by Merger, Etc.
If the Trustee or the Collateral Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Collateral Trustee.

Section .	Eligibility; Disqualification
.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section .	Security Documents; ABL-Notes Intercreditor Agreement
.
By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Trustee, as the case may be, to execute and deliver the ABL-Notes Intercreditor Agreement and the Security Documents in which the Trustee or the Collateral Trustee, as applicable, is named as a party, including any Security Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Trustee are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the ABL-Notes Intercreditor Agreement or any other Security Documents, the Trustee and the Collateral Trustee each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).
Neither the Trustee nor the Collateral Trustee shall have any obligation whatsoever to assure that the Collateral exists or is owned by any Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Trustee’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Issuer’s or Guarantors’ property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Trustee pursuant to this Indenture, any Security Document or the ABL-Notes Intercreditor Agreement other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Notes, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, neither the Trustee nor the Collateral Trustee shall have any duty or liability whatsoever to any Noteholder Secured Party as to any of the foregoing.

ARTICLE 22
ARTICLE 23
ARTICLE 24LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section .	Option to Effect Legal Defeasance and Covenant Defeasance
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The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section .	Legal Defeasance and Discharge
.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees and have the Liens on the Collateral granted by the Security Documents released on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Security Documents, including the obligations of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments as reasonably requested by the Issuer acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a)the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;
(b)the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(c)the rights, powers, trusts, duties and immunities of the Trustee, any Agent and Collateral Trustee, and the Issuer’s obligations in connection therewith; and
(d)this Section 8.02.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section .	Covenant Defeasance

.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19 and clause (4) of Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, the Liens on the Collateral granted by the Security Documents shall be released and Sections 6.01(a)(4), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) (solely with respect to any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary)), 6.01(a)(8) (solely with respect to any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary)), 6.01(a)(9), 6.01(a)(10), 6.01(a)(11) and 6.01(a)(12) shall not constitute Events of Default.

Section .	Conditions to Legal or Covenant Defeasance
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The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:
(1)the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the applicable Redemption Date, as the case may be; provided, that in the event Government Securities are deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, such deposit shall be accompanied by the opinion of an Independent Financial Advisor as to the sufficiency of such Government Securities (along with any other cash in U.S. dollars that is similarly deposited, if applicable), without consideration of any reinvestment of interest, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;
(2)in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,
(a)the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
(b)since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders and beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
(5)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the ABL Credit Agreement or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);
(6)the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that as of the date of such opinion and subject to customary assumptions and exclusions, including that no intervening bankruptcy of the Issuer between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
(7)the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others;
(8)the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and
(9)the Issuer shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (8) above).

Section .	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions
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Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section .	Repayment to Issuer
.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section .	Reinstatement
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If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuer makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 25
ARTICLE 26
ARTICLE 27AMENDMENT, SUPPLEMENT AND WAIVER

Section .	Without Consent of Holders of Notes
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Notwithstanding the first paragraph of Section 9.02, the Issuer, any Guarantor (with respect to a Guarantee to which it is a party) and the Trustee and, if applicable, the Collateral Trustee (to the extent a party thereto) may amend or supplement this Indenture, the Security Documents, the ABL-Notes Intercreditor Agreement and any Guarantee or Notes without the consent of any Holder:
(1)to cure any ambiguity, omission, mistake, defect or inconsistency in a manner that would not adversely affect the Holders;
(2)to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;
(3)to comply with Section 5.01;
(4)to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;
(5)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder;
(6)to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;
(7)to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
(8)to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor Collateral Trustee thereunder pursuant to the requirements thereof;
(9)to add a Guarantor under this Indenture;

(10)to conform the text of this Indenture, the Security Documents, the ABL-Notes Intercreditor Agreement, the Guarantees or the Notes to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in such “Description of notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Security Documents, the ABL-Notes Intercreditor Agreement, the Guarantees or the Notes (as certified in an Officers’ Certificate delivered to the Trustee);
(11)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
(12)to add additional assets as Collateral;
(13)to release Collateral from the Lien or any Guarantor from its Guarantee, in each case pursuant to this Indenture, the Security Documents or the ABL-Notes Intercreditor Agreement when expressly permitted or required by this Indenture, the Security Documents or the ABL-Notes Intercreditor Agreement;
(14)in the case of any deposit account control agreement, securities account control agreement, bailee agreement or other similar agreement providing for “control” over the Collateral, in each case (a) providing for control and perfection of ABL Collateral and (b) to which both the ABL Collateral Agent and the Collateral Trustee are a party, at the request and sole expense of the Issuer and without the consent of the Collateral Trustee, to amend any such agreement to substitute a Successor ABL Collateral Agent for the ABL Collateral Agent as the controlling secured party thereunder;
(15)in connection with any refinancing or replacement of the ABL Credit Agreement expressly permitted under the Indenture, at the request and sole expense of the Issuer and without the consent of the Collateral Trustee, to amend the ABL-Notes Intercreditor Agreement (i) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness, (ii) to establish that Liens on any Notes Collateral securing such refinancing or replacement Indebtedness will have the same priority as the Liens on any Notes Collateral securing the Indebtedness being refinanced or replaced and (iii) to establish that the Liens on any ABL Collateral securing such refinancing or replacement indebtedness will have the same priority as the Liens on any ABL Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for in the ABL-Notes Intercreditor Agreement immediately prior to such refinancing or replacement;
(16)to secure any Other Pari Passu Lien Obligations under the Security Documents and to appropriately include the same in the Collateral Trust Agreement and the ABL-Notes Intercreditor Agreement, in each case, to the extent the incurrence of such Indebtedness and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted under this Indenture;
(17)to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement that is not prohibited by this Indenture; and
(18)to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions pursuant to this clause (18) shall not adversely affect the interests of the Holders or the holders of any Other Pari Passu Lien Obligations in any material respect, as determined in good faith by the Board of the Issuer.
Upon the request of the Issuer accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee and the Collateral Trustee, if applicable, of the documents described in Section 7.02, the Trustee and/or the Collateral Trustee shall join with the Issuer and the Guarantors (to the extent applicable) in the execution of any amended or supplemental indenture or security documents, intercreditor agreement or amendments thereto, in each case, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and/or the Collateral Trustee shall not be obligated to enter into such amended or supplemental indenture or security documents, intercreditor agreement or any amendment thereto that affects their own rights, duties, liabilities or immunities under this Indenture or otherwise. The delivery of an Opinion of

Counsel and an Officers’ Certificate shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D.

Section .	With Consent of Holders of Notes
.
Except as provided below in this Section 9.02, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture) and the Trustee and the Collateral Trustee may amend or supplement this Indenture, any Guarantee, the Notes, the Security Documents and the ABL-Notes Intercreditor Agreement with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, or purchase of, the Notes) and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or failure to comply with any provision of this Indenture, any Guarantee, the Notes, the Security Documents or the ABL-Notes Intercreditor Agreement may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, in each case other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.
Without the consent of each affected Holder of Notes, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):
(1)reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;
(2)reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption or repurchase of such Notes (except amendments to the definitions of “Asset Sale” and “Change of Control”);
(3)reduce the rate of or change the time for payment of interest on any Note;
(4)waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or waive a Default in respect of a covenant or provision contained in this Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders;
(5)make any Note payable in money other than that stated therein;
(6)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;
(7)make any change in the amendment and waiver provisions which require each Holder’s consent;
(8)change the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
(9)make any change to, or otherwise modify, the ranking (in respect of payment priority or lien priority) with respect to the Notes or the Guarantees or the Liens securing such Notes and Guarantees in a manner that would adversely affect the Holders;
(10)release any Guarantee except in compliance with the terms of this Indenture; or
(11)make any change in the provisions of this Indenture relating to the application of proceeds on a pro rata basis to the payment of all Pari Passu Indebtedness.
In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding without taking into consideration Notes then outstanding registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer.

At the direction of the majority of holders of all Pari Passu Indebtedness then outstanding, the Collateral Trustee shall be authorized to consent to any amendment to the ABL Credit Agreement (or any security document entered into in connection therewith) with respect to which the ABL-Notes Intercreditor Agreement requires the consent of the Collateral Trustee.
Upon the request of the Issuer accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee and/or the Collateral Trustee shall join with the Issuer in the execution of such amended or supplemental indenture or security documents or intercreditor agreement unless such amended or supplemental indenture affects their own rights, duties and liabilities or immunities under this Indenture or otherwise, in which case the Trustee and/or the Collateral Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or security documents or intercreditor agreement.
It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 or any amendment to the ABL Credit Agreement with respect to which the ABL-Notes Intercreditor Agreement requires consent of the Collateral Trustee becomes effective, the Issuer shall mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) to Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section .	Revocation and Effect of Consents
.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section .	Notation on or Exchange of Notes
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The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section .	Trustee and Collateral Trustee to Sign Amendments, Etc.
The Trustee and Collateral Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the Trustee and Collateral Trustee determine that the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and Collateral Trustee. In executing any amendment, supplement or waiver to any Notes Document, the Trustee and Collateral Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.02, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

Section .	Payments for Consents.
Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes, any Guarantee, any Security Document or the ABL-Notes Intercreditor Agreement unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment; provided that this Section 9.06 shall not be breached if consents, waivers or amendments are sought in connection with an exchange offer for all of the Notes where participation in such exchange offer is limited to holders who are QIBs, or Non-U.S. Persons within the meaning of Regulation S under the Securities Act.

ARTICLE 28
ARTICLE 29
ARTICLE 30GUARANTEES

Section .	Guarantee
.
Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note and to the Trustee, the Collateral Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest and premium on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders, the Trustee or the Collateral Trustee hereunder or under any other Notes Document shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay or perform the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the other Notes Documents or the obligations of the Issuer hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture and the other Notes Documents.

Each Guarantor also agrees to pay any and all out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.
Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
The Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor, if any.
Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section .	Limitation on Guarantor Liability
.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or similar foreign law for the relief of debtors to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section .	Execution and Delivery
.
Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
If required by Section 4.15, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

Section .	Subrogation
.
Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section .	Benefits Acknowledged
.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section .	Release of Guarantees
.
A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Guarantee, upon:
(1)(A) any sale, exchange, transfer or other disposition (by merger, amalgamation or otherwise) of the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, if such sale, exchange, transfer or other disposition is made in compliance with this Indenture (including amendments hereof), so long as such Guarantor is also released from its obligations in respect of the ABL Credit Agreement, any other Specified Credit Facility and any other Indebtedness of the Issuer or a Guarantor;
(A)the release or discharge of such Guarantor from its guarantee or other obligations in respect of all Indebtedness of the Issuer or a Guarantor, if such Guarantor is not a Material Domestic Subsidiary and would not then otherwise be required to guarantee the Notes pursuant to this Indenture, except a discharge or release as a result of payment under such obligations; provided that if such Guarantor has incurred any Indebtedness or issued any Preferred Stock or Disqualified Stock in reliance on its status as a Guarantor under Section 4.09, such Guarantor’s obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Guarantor) under Section 4.09;
(B)such Guarantor being designated as an Unrestricted Subsidiary in compliance with the provisions of this Indenture; or
(C)the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; and
(2)such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such release and discharge have been complied with.
ARTICLE 31
ARTICLE 32
ARTICLE 33COLLATERAL

Section .	Collateral and Security Documents
.
The due and punctual payment of the principal of and premium and interest on the Notes and Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and Guarantees and performance of all other Obligations of the Issuer and the Guarantors to the Noteholder Secured Parties under this Indenture, the Notes, the Guarantees, the ABL-Notes Intercreditor Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of the ABL-Notes Intercreditor Agreement. The Trustee, the Issuer and the Guarantors hereby acknowledge and agree that the Collateral Trustee holds the Collateral in trust for the benefit of the Noteholder Secured Parties pursuant to the terms of the Security Documents and the ABL-Notes Intercreditor Agreement. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the ABL-Notes Intercreditor Agreement as each may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the ABL-Notes Intercreditor Agreement, and authorizes and directs the Collateral Trustee to enter into the Security Documents and the ABL-Notes Intercreditor Agreement and to perform its obligations thereunder in accordance therewith. The Issuer shall deliver to the Collateral Trustee copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Collateral Trustee the first-priority security interest in the Notes Collateral and the second-priority lien in the ABL Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Guarantees secured thereby, according to the intent and purposes herein expressed. The Issuer shall, and shall cause its Subsidiaries to, take any and all actions and make all filings, registrations and recordations (including the filing of UCC financing statements, continuation statements and amendments thereto) in all such jurisdictions reasonably required to cause the Security Documents to create, perfect and maintain, as security for the Obligations of the Issuer and the Guarantors to the Noteholder Secured Parties under this Indenture, the Notes, the Guarantees and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the ABL-Notes Intercreditor Agreement and the Security Documents), in favor of the Collateral Trustee for the benefit of the Noteholder Secured Parties subject to no Liens other than Liens permitted under this Indenture and with the priority set forth in the ABL-Notes Intercreditor Agreement. For the avoidance of doubt, the Trustee and Collateral Trustee shall not have a Lien on the Excluded Assets.

Section .	Ranking of Liens
.
Notwithstanding (a) anything to the contrary contained in the Security Documents; (b) the time of incurrence of any series of Pari Passu Indebtedness; (c) the order or method of attachment or perfection of any Liens securing any series of Pari Passu Indebtedness; (d) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien with Pari Passu Lien Priority upon any Collateral; (e) the time of taking possession or control over any Collateral; (f) that any Lien with Pari Passu Lien Priority may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (g) the rules for determining priority under any law governing relative priorities of Liens, all Liens with Pari Passu Lien Priority granted at any time by the Issuer or any Guarantor, whether or not upon property otherwise constituting Notes Collateral, shall secure, equally and ratably, all present and future Pari Passu Indebtedness, and all such Liens with Pari Passu Lien Priority shall be enforceable by the Collateral Trustee for the benefit of all holders of Pari Passu Indebtedness equally and ratably.
The provisions in this Section 11.02 are intended for the benefit of, and shall be enforceable as a third-party beneficiary by, each present and future holder of Pari Passu Indebtedness, each present and future Pari Passu Lien Representative and the Collateral Trustee as a holder of Liens with Pari Passu Lien Priority. The Pari Passu Lien Representative of each future series of Pari Passu Indebtedness shall be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and each other Pari Passu Lien Representative at the time of incurrence of such series of Pari Passu Indebtedness.
No assets or property of the Issuer or any Restricted Subsidiary shall be pledged to secure any Pari Passu Indebtedness without securing the Notes, the Indenture and the Guarantees.
The Trustee, on behalf of itself and the Holders, hereby agrees, for the enforceable benefit of all holders of each existing and future series of Pari Passu Indebtedness and each other existing and future Pari Passu Lien Representative that:
(a)all Pari Passu Indebtedness will be and is secured equally and ratably by all Liens with Pari Passu Lien Priority at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of any series of Pari Passu Indebtedness, whether or not upon property otherwise constituting collateral for such series of Pari Passu Indebtedness, and that all such Liens with Pari Passu Lien Priority will be enforceable by the Collateral Trustee for the benefit of all holders of Pari Passu Indebtedness equally and ratably;
(b)the Trustee and each Holder are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Liens with Pari Passu Lien Priority and the order of application of proceeds from the enforcement of Liens with Pari Passu Lien Priority; and
(c)the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents.

Section .	Non-Impairment of Liens
.
Any release of Collateral permitted by Section 11.04 will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof.

Section .	Release of Collateral
.
(a)The Collateral Trustee’s Liens upon the Collateral shall be released to the extent provided by Section 4.1 of the Collateral Trust Agreement, subject to the ABL-Notes Intercreditor Agreement.
(b)The Collateral Trustee’s Liens upon the Collateral securing the Notes issued under this Indenture and any other Obligations outstanding under this Indenture shall be released to the extent provided by Section 4.4 of the Collateral Trust Agreement, subject to the ABL-Notes Intercreditor Agreement.
(c)The second-priority Lien on the ABL Collateral securing the Notes and the Guarantees shall terminate and be released automatically if the first-priority Liens on the ABL Collateral are released by the ABL Collateral Agent (unless, at the time of such release of such first-priority Liens, an Event of Default shall have occurred and be continuing under this Indenture), subject to the terms of the ABL-Notes Intercreditor Agreement, other than (i) in connection with any such release by the ABL Collateral Agent in connection with the discharge of the ABL Obligations or (ii) to the extent prohibited under this Indenture. Notwithstanding the existence of an Event of Default, the second-priority Lien on the ABL Collateral securing the Notes and the Guarantees shall also terminate and be released automatically to the extent the first-priority Liens on the ABL Collateral are released by the ABL Collateral Agent in connection with a sale, transfer or disposition of ABL Collateral that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, ABL Collateral by the ABL Collateral Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after satisfaction in full of the ABL Obligations).
(d)With respect to any release of Collateral permitted by this Section 11.04, upon receipt of a written request from the Issuer and supported by an Officers’ Certificate and, if requested, an Opinion of Counsel each stating that all conditions precedent under this Indenture, the Security Documents and the ABL-Notes Intercreditor Agreement to such release have been met and that it is proper for the Trustee or Collateral Trustee to execute and deliver the documents requested by the Issuer in connection with such release, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee shall, or shall cause the Collateral Trustee to, execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents or the ABL-Notes Intercreditor Agreement. Neither the Trustee nor the Collateral Trustee shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or the ABL-Notes Intercreditor Agreement to the contrary, the Trustee and the Collateral Trustee shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and, if requested, Opinion of Counsel.

Section .	Relative Rights
.
Nothing in the Notes, this Indenture or the Security Documents shall:
(a)impair, as between the Issuer and the Holders of the Notes, the obligation of the Issuer to pay principal, premium, if any, and interest on the Notes in accordance with their terms or any other obligation of the Issuer or any Guarantor under the Notes, this Indenture and the Security Documents;
(b)affect the relative rights of Holders of the Notes as against any other creditors of the Issuer or any Guarantor (other than holders of Liens with Pari Passu Lien Priority, ABL Obligations or other Permitted Liens);
(c)restrict the right of any Holder of Notes to sue for payments that are then due and owing;
(d)restrict or prevent any Holder of Notes or other Pari Passu Indebtedness, the Collateral Trustee or any other Person from exercising any of its rights or remedies upon a Default or Event of Default; or
(e)restrict or prevent any Holder of Notes or other Pari Passu Indebtedness, the Trustee, the Collateral Trustee or any other Person from taking any lawful action in an insolvency or liquidation proceeding.

Section .	Authorization of Actions to be Taken by the Trustee Under the Security Documents
.
Subject to the provisions of Article 7, the Security Documents and the ABL-Notes Intercreditor Agreement, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Trustee to take all actions it determines in order to:
(a)enforce any of the terms of the Security Documents; and
(b)collect and receive any and all amounts payable in respect of the Obligations hereunder.
Subject to the provisions of the Security Documents and the ABL-Notes Intercreditor Agreement, the Trustee and the Collateral Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 11.06 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Trustee.

Section .	Authorization of Receipt of Funds by the Collateral Trustee Under the Security Documents
.
Subject to the provisions of the ABL-Notes Intercreditor Agreement, the Collateral Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Trust Agreement.

Section .	Purchaser Protected
.
In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Trustee or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

Section .	Powers Exercisable by Receiver or Trustee
.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section .	Release Upon Termination of the Issuer’s Obligations
.
In the event that the Issuer delivers to the Trustee an Officers’ Certificate certifying that (i) payment in full of the principal of, premium and accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Notes, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, premium and accrued and unpaid interest, are paid or (ii) the Issuer shall have discharged this Indenture in compliance with the provisions of Article 12 or exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article 8, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Issuer and the Collateral Trustee a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 12 or Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Trustee of such notice, the Collateral Trustee shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably requested by the Issuer to release such Lien as soon as is reasonably practicable.

Section .	Collateral Trustee
.
(a)By their acceptance of the Notes, the Holders hereby designate and appoint the Trustee to serve as Collateral Trustee and as their agent under this Indenture, the Security Documents and the ABL-Notes Intercreditor Agreement, and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Trustee to take such action on its behalf under the provisions of this Indenture, the Security Documents and the ABL-Notes Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of this

Indenture, the Security Documents and the ABL-Notes Intercreditor Agreement, and consents and agrees to the terms of the ABL-Notes Intercreditor Agreement and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Trustee hereby agrees to serve as Collateral Trustee under the Security Documents and the ABL-Notes Intercreditor Agreement and acknowledges that the Collateral Trustee agrees to act as such on the express conditions contained in this Section 11.11. The provisions of this Section 11.11 are solely for the benefit of the Collateral Trustee, and none of the Holders nor any of the Grantors shall have any rights as a third-party beneficiary of any of the provisions contained herein other than as expressly provided in Section 11.02. Each Holder agrees that any action taken by the Collateral Trustee in accordance with the provision of this Indenture, the ABL-Notes Intercreditor Agreement and the Security Documents, and the exercise by the Collateral Trustee of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the ABL-Notes Intercreditor Agreement, the Collateral Trustee shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Collateral Trustee is a party, nor shall the Collateral Trustee have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents or the ABL-Notes Intercreditor Agreement or otherwise exist against the Collateral Trustee.
(b)The Collateral Trustee may perform any of its duties or exercise any rights under this Indenture, the Security Documents or the ABL-Notes Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or through its Related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties and rights, and, in the absence of gross negligence or willful misconduct on its part, shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Trustee shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.
(c)None of the Collateral Trustee or any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except to the extent that the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct) or under or in connection with any Security Document or the ABL-Notes Intercreditor Agreement or the transactions contemplated thereby (except to the extent that the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Grantor, or any Officer or Related Persons thereof, contained in this Indenture, or any other Notes Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Indenture, the Security Documents or the ABL-Notes Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the ABL-Notes Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the ABL-Notes Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Collateral Trustee or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to monitor, ascertain or inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the ABL-Notes Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.
(d)In the absence of gross negligence or willful misconduct on its part, the Collateral Trustee shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Grantor), independent accountants and other experts and advisors selected by the Collateral Trustee. The Collateral Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Trustee shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the ABL-Notes Intercreditor Agreement unless it shall first receive such advice or direction of the Trustee or by an Act of Required Debtholders, or if there are any Other Pari Passu Lien Obligations then outstanding, the applicable Pari Passu Lien Representative and, if it so requests, it shall first be indemnified to its satisfaction by the Holders (or holders of Other Pari Passu Lien Obligations (if any)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the ABL-Notes Intercreditor Agreement in accordance with a written request, direction, instruction or consent of the Trustee or by an Act of Required Debtholders or, if there are any Other Pari Passu Lien Obligations then outstanding, the applicable Pari Passu Lien Representative, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders and holders of Other Pari Passu Lien Obligations (if any).
(e)The Collateral Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Trustee shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Trustee shall take such action with respect to such Default or Event of Default as may be directed by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.11).
(f)Wells Fargo Bank, National Association and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Grantor and its Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, Wells Fargo Bank, National Association or its Affiliates may receive information regarding any Grantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of any such Grantor or such Affiliate) and acknowledge that the Collateral Trustee shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of the Wells Fargo Bank, National Association to advance funds.
(g)The Collateral Trustee may resign or be removed at any time and a successor collateral trustee shall be appointed, in each case in accordance with Article 6 of the Collateral Trust Agreement. Upon the acceptance of its appointment as successor collateral trustee hereunder and thereunder, the term “Collateral Trustee” shall mean such successor collateral trustee, and the retiring Collateral Trustee’s appointment, powers and duties as the Collateral Trustee shall be terminated. After the retiring hereunder and thereunder, the provisions of Section 7.06 and this Section 11.11 and the provisions of Section 7.10 and 7.11 of the Collateral Trust Agreement shall continue to inure to the benefit of the retiring Collateral Trustee, and the retiring Collateral Trustee shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Trustee under this Indenture.
(h)The Trustee shall initially act as Collateral Trustee and shall be authorized to appoint co-Collateral Trustees as necessary in its sole discretion. Neither the Collateral Trustee nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable to any Grantor or any Noteholder Secured Party for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Trustee nor any of its officers, directors, employees, attorneys, representatives or agents shall be responsible for any act or failure to act hereunder, except to the extent such act is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct.
(i)By their acceptance of the Notes hereunder, the Collateral Trustee is authorized and directed by the Holders to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the ABL-Notes Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Documents and the ABL-Notes Intercreditor Agreement, (iv) perform and observe its obligations under the Security Documents and the ABL-Notes Intercreditor Agreement and (v) release any Collateral in accordance with the terms hereof.

(j)If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Trustee pursuant to the terms of this Indenture, or (ii) payments from the Collateral Trustee in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Trustee, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Trustee, such proceeds to be applied by the Collateral Trustee pursuant to the terms of this Indenture, the Security Documents and the ABL-Notes Intercreditor Agreement.
(k)The Collateral Trustee is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Collateral Trustee thereof and promptly shall deliver such Collateral to the Collateral Trustee or otherwise deal with such Collateral in accordance with the Collateral Trustee’s instructions.
(l)[Reserved.]
(m)If the Issuer (i) incurs any obligations in respect of ABL Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting ABL Obligations entitled to the benefit of an existing ABL-Notes Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Trustee an Officers’ Certificate so stating and requesting the Collateral Trustee to enter into an intercreditor agreement (on substantially the same terms as the ABL-Notes Intercreditor Agreement) in favor of a designated agent or representative for the holders of the ABL Obligations so incurred, the Collateral Trustee shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including reasonable legal fees and expenses of the Collateral Trustee), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.
(n)[Reserved.]
(o)No provision of this Indenture, the ABL-Notes Intercreditor Agreement or any Security Document shall require the Collateral Trustee (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee) or, if there are Other Pari Passu Lien Obligations then outstanding, the applicable Pari Passu Lien Representative unless the Collateral Trustee shall have received indemnity satisfactory to the Collateral Trustee against potential costs and liabilities incurred by the Collateral Trustee relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the ABL-Notes Intercreditor Agreement or the Security Documents, in the event the Collateral Trustee is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Trustee shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under any mortgages or take any such other action if the Collateral Trustee has determined that the Collateral Trustee may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Trustee has received security or indemnity from the Holders (and the holders of Other Pari Passu Lien Obligations (if any)) in an amount and in a form all satisfactory to the Collateral Trustee in its sole discretion, protecting the Collateral Trustee from all such liability. The Collateral Trustee shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders (or holders of Other Pari Passu Lien Obligations (if any)) to be sufficient.
(p)The Collateral Trustee (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the ABL-Notes Intercreditor Agreement and the Security Documents or any instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Trustee may agree in writing with the Issuer (and money held in trust by the Collateral Trustee need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and, in the absence of any gross negligence or willful misconduct on its part, protection from liability in respect of any action taken, omitted or suffered by it in good faith and in reliance upon the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Trustee under the Notes Documents shall not be construed to impose duties to act.

(q)In no event shall the Collateral Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage or any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(r)The Collateral Trustee does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Grantor under this Indenture, the ABL-Notes Intercreditor Agreement and the Security Documents. The Collateral Trustee shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Indenture, the ABL-Notes Intercreditor Agreement or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the ABL-Notes Intercreditor Agreement and any Security Documents as to any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor. The Collateral Trustee shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the ABL-Notes Intercreditor Agreement and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the ABL-Notes Intercreditor Agreement and any Security Document. The Collateral Trustee shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the ABL-Notes Intercreditor Agreement and the Security Documents except as directed by an Act of Required Debtholders or, if Other Pari Passu Lien Obligations are then outstanding, the applicable Pari Passu Lien Representative; provided that in no event shall the Collateral Trustee be required to take any action which it determines is not permitted pursuant to the Notes Documents or applicable law.
(s)The parties hereto and the Holders hereby agree and acknowledge that the Collateral Trustee and the Trustee shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, for any environmental condition or contamination pursuant to any environmental law or otherwise as a result of this Indenture, the ABL-Notes Intercreditor Agreement and the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the ABL-Notes Intercreditor Agreement and the Security Documents, the Collateral Trustee or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Trustee in the Collateral, including without limitation any properties constituting real property that constitute Collateral, and that any such actions taken by the Collateral Trustee or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral, including without limitation any real properties that constitute Collateral, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended.
(t)Upon the receipt by the Collateral Trustee of a written request of the Issuer signed by two Officers (a “Security Document Order”), the Collateral Trustee is hereby authorized to execute and enter into, and if satisfactory in form and substance to the Collateral Trustee, execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Trustee pursuant to, and is a Security Document Order referred to in, this Section 11.11(t), and (ii) instruct the Collateral Trustee to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Trustee of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Trustee to execute such Security Documents.
(u)Subject to the provisions of the applicable Security Documents and the ABL-Notes Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Collateral Trustee shall execute and deliver the ABL-Notes Intercreditor Agreement and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, except as expressly set forth herein, in the Security Documents or in the ABL-Notes Intercreditor Agreement, the Collateral Trustee shall have no discretion under this Indenture, the ABL-Notes Intercreditor Agreement or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction except by an Act of Required Debtholders or at the written direction of the Trustee or, if Other Pari Passu Lien Obligations are then outstanding, the applicable Pari Passu Lien Representative, as applicable.
(v)After the occurrence and during the continuance of an Event of Default, the Trustee, subject to Articles 6 and 7, may direct the Collateral Trustee in connection with any action required or permitted by this Indenture, the Security Documents or the ABL-Notes Intercreditor Agreement.
(w)The Collateral Trustee is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the ABL-Notes Intercreditor Agreement and to the extent not prohibited under the ABL-Notes Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.13 and the other provisions of this Indenture and the Collateral Trust Agreement.
(x)In each case that Collateral Trustee may or is required hereunder or under any other Notes Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Document, the Collateral Trustee may seek direction by an Act of Required Debtholders or, if otherwise specified under the Collateral Trust Agreement, the applicable Pari Passu Lien Representative. In the absence of gross negligence or willful misconduct on its part, the Collateral Trustee shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with an Act of Required Debtholders or, if otherwise specified under the Collateral Trust Agreement, the applicable Pari Passu Lien Representative. Subject to the terms of the Collateral Trust Agreement, if the Collateral Trustee shall request direction by an Act of Required Debtholders with respect to any Action, the Collateral Trustee shall be entitled to refrain from such Action unless and until the Collateral Trustee shall have received direction by an Act of Required Debtholders, and the Collateral Trustee shall not incur liability to any Person by reason of so refraining.
(y)Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Collateral Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Notes Documents (including the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Trustee be responsible for, and the Collateral Trustee makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby. The Collateral Trustee makes no representation regarding the validity, effectiveness or enforceability of the ABL-Notes Intercreditor Agreement or the Security Documents.
(z)Before the Collateral Trustee acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, or in connection with any Security Document or the ABL-Notes Intercreditor Agreement, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.03. In the absence of gross negligence or willful misconduct on its part, the Collateral Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(aa)Notwithstanding anything to the contrary contained herein but subject to the terms of the Collateral Trust Agreement, the Collateral Trustee shall act pursuant to the instructions of the Noteholder Secured Parties as provided in this Indenture solely with respect to the Security Documents and the Collateral.
(ab)The Issuer and the Guarantors, jointly and severally, shall indemnify the Collateral Trustee for, and hold the Collateral Trustee harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or the performance of its duties hereunder and under the other Notes Documents (including the costs and expenses of enforcing any Notes Document against the Issuer or any of the Guarantors (including this Article 11) or defending itself against any claim, whether asserted by any Holder, the Issuer, any Guarantor or any holder of Other Pari Passu Lien Obligations, or any liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Collateral Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Collateral

Trustee to so notify the Issuer shall not relieve the Issuer or any Guarantor of their obligations hereunder. The Issuer and the Guarantors shall defend the claim and the Collateral Trustee may have separate counsel and the Issuer and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Issuer and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Trustee through the result of the Collateral Trustee’s own willful misconduct or gross negligence, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The obligations of the Issuer and the Guarantors under this Section 11.11(bb) shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Collateral Trustee. To secure the payment obligations of the Issuer and the Guarantors in this Section 11.11(bb) but subject to the terms of the ABL-Notes Intercreditor Agreement, the Collateral Trustee shall have a Lien prior to the Notes and rights of the Holders on all money or property held or collected by the Trustee or Collateral Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
(ac)The Trustee and Collateral Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuer or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.
(ad)The Trustee and Collateral Trustee shall not be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if as a result of such action, the Trustee would be considered to hold title to, to be a “mortgagee in possession of,” or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, but the Trustee or Collateral Trustee may determine, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the such property is in compliance with applicable environmental laws or, if not, that it would be in the best interest of the Holders to take such actions as are necessary for such property to comply therewith and (ii) there are not circumstances present at such property relating to the use, management or disposal of any hazardous wastes for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Holders to take such actions with respect to such property. Notwithstanding the foregoing, before taking any such action, the Trustee and Collateral Trustee may require that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.
(ae)In no event shall the Collateral Trustee be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement that the Collateral Trustee determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to provide indemnity to any contractual counterparty.

Section .	Designations
.
Except as provided in the next sentence, for purposes of the provisions hereof and of the ABL-Notes Intercreditor Agreement and the Security Documents requiring the Issuer to designate Indebtedness for the purposes of the terms “ABL Obligations” and “Other Pari Passu Lien Obligations” or any other such designations hereunder or under the ABL-Notes Intercreditor Agreement or the Collateral Trust Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Issuer by an Officer and delivered to the Trustee, the Collateral Trustee, the ABL Collateral Agent and if any Other Pari Passu Lien Obligations are then outstanding, each Pari Passu Lien Representative. For all purposes hereof and of the ABL-Notes Intercreditor Agreement, the Issuer hereby designates the Obligations pursuant to the ABL Credit Agreement or any amendment or supplement thereto or refinancing thereof, as “ABL Obligations.”

Section .	Limitations on Certain Collateral and Perfection Items
.

The Issuer and its Subsidiaries shall not be required under the terms of this Indenture or the Security Documents to deliver landlord lien waivers, estoppels or collateral access letters and will not be required to subject any accounts (other than any Collateral Account and the Proceeds Account), securities accounts or commodities accounts to control agreements except to the extent relating to ABL Collateral and required by the terms of the ABL Credit Agreement or any amendment or supplement thereto or refinancing thereof.

ARTICLE 34
ARTICLE 35
ARTICLE 36SATISFACTION AND DISCHARGE

Section .	Satisfaction and Discharge
.
This Indenture and the Security Documents shall be discharged and shall cease to be of further effect as to all Notes, when either:
(1)all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
(2)(A)    all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that in the event Government Securities are deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, such deposit shall be accompanied by the opinion of an Independent Financial Advisor as to the sufficiency of such Government Securities (along with any other cash in U.S. dollars that is similarly deposited, if applicable), without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(A)no Default (other than that resulting from borrowing funds to be applied to make such deposit or the grant of any Lien securing such borrowing or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, the ABL Credit Agreement or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith); and
(B)the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be; and
(3)the Issuer has paid or caused to be paid all sums payable by it under this Indenture.
In addition, the Issuer shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 shall survive.

Section .	Application of Trust Money
.
Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 37
ARTICLE 38
ARTICLE 39MISCELLANEOUS

Section .	Notices
.
Any notice or communication by the Issuer, any Guarantor, the Trustee or the Collateral Trustee to the others is duly given if in writing and published, delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax, e-mail or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer and/or any Guarantor:

Unisys Corporation
Unisys Way
Blue Bell, PA 19424
Fax: (215) 986-0622, with a copy to
(215) 986-0624
Attn: Treasurer, with a copy to the General Counsel

If to the Trustee or the Collateral Trustee:

Wells Fargo Bank, National Association
150 East 42nd Street
40th Floor
New York, NY 10017
Fax: (917) 260-1593
Attn: Corporate, Municipal & Escrow Services - Unisys Administrator

The Issuer, any Guarantor, the Trustee or the Collateral Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: on the first date on which publication is made, if published; at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed or e-mailed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee or the Collateral Trustee shall be deemed effective upon actual receipt thereof.
Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer mails a notice or communication to Holders, the Issuer shall mail a copy to the Trustee, the Collateral Trustee and each Agent at the same time.
Notices given to Holders of Global Notes will be deemed given in accordance with the applicable procedures of DTC.

Section .	Certificate and Opinion as to Conditions Precedent
.
Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee or, if such action relates to a Security Document or the ABL-Notes Intercreditor Agreement, the Collateral Trustee:
(a)an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Trustee, as applicable (which shall include the statements set forth in Section 13.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that an Officers’ Certificate shall not be required in connection with the issuance of Notes or the entering into any of the Notes Documents on the Issue Date; and
(b)An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Trustee, as applicable (which shall include the statements set forth in Section 13.03), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that an Opinion of Counsel shall not be required in connection with the issuance of Notes or the entering into any of the Notes Documents on the Issue Date.

Section .	Statements Required in Certificate or Opinion
.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a)a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(d)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section .	Rules by Trustee and Agents
.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section .	No Personal Liability of Directors, Officers, Employees, Partners and Stockholders
.
No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees, the Security Documents or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section .	Governing Law
.
THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section .	Waiver of Jury Trial
.
THE ISSUER, EACH OF THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section .	Force Majeure
.
In no event shall the Trustee or the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section .	No Adverse Interpretation of Other Agreements
.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or the Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section .	Successors
.

All agreements of the Issuer in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05.

Section .	Severability
.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section .	Counterpart Originals
.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section .	Table of Contents, Headings
.
The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section .	ABL-Notes Intercreditor Agreement Governs
.
Reference is made to the ABL-Notes Intercreditor Agreement. Each Holder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the ABL-Notes Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL-Notes Intercreditor Agreement and (c) authorizes and instructs the Collateral Trustee to enter into the ABL-Notes Intercreditor Agreement as Collateral Trustee and on behalf of such Holder. The foregoing provisions are intended as an inducement to the lenders under the ABL Credit Agreement or any amendment or supplement thereto or refinancing thereof, to extend credit and such lenders are intended third-party beneficiaries of such provisions and the provisions of the ABL-Notes Intercreditor Agreement.

Section .	U.S.A. Patriot Act
.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request as required in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section .	Legal Holidays
.
If any Interest Payment Date or other payment date is a Legal Holiday, payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

[Signatures on following page]

[Signature Page to Indenture]

S-144
Very truly yours,

UNISYS CORPORATION
By: /s/ Inder M. Singh
Name: Inder M. Singh
Title: Senior Vice President and Chief Financial Officer
UNISYS HOLDING CORPORATION

By: /s/ Gary M. Polikoff
Name: Gary M. Polikoff
Title: President
UNISYS NPL, INC.

By: /s/ Gary M. Polikoff
Name: Gary M. Polikoff
Title: President
UNISYS AP INVESTMENT COMPANY I

By: /s/ Gary M. Polikoff
Name: Gary M. Polikoff
Title: President
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee and Collateral Trustee
By: /s/ Stefan Victory
Name: Stefan Victory
Title: Vice President
A-12

SCHEDULE I to
JUNIOR LIEN INTERCREDITOR AGREEMENT

A-144
Error! Unknown document property name.
EXHIBIT A

[Face of Note]
Insert the following Global Note Legend if Section 2.06(f)(ii) of the Indenture applies:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
Insert the following Private Placement Legend if Section 2.06(f)(i)(A)(1) of the Indenture applies:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN

THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
Insert the following Regulation S Global Note Legend if Section 2.06(f)(i)(A)(2) of the Indenture applies:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
Insert the ERISA Legend if Section 2.06(f)(iii) of the Indenture applies:
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE

BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

CUSIP [ ]

ISIN [ ]	Rule 144A Note CUSIP: 909214 BT4
Rule 144A Note ISIN: US909214BT42
Regulation S Note CUSIP: U90921 AE4
Regulation S Note ISIN: USU90921AE46
IAI Note CUSIP: [ ]
IAI Note ISIN: [ ]
[RULE 144A][REGULATION S][IAI] [GLOBAL] NOTE

10.750% Senior Secured Notes due 2022
No. ___
Principal Amount of $[______________] [, as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto.]    Include if a Global Note

Unisys Corporation promises to pay to CEDE & CO. or registered assigns the principal sum [of _______________________ U.S. Dollars] [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]    Include if a Global Note on April 15, 2022.
Interest Payment Dates: April 15 and October 15
Record Dates: April 1 and October 1

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated: April 17, 2017
UNISYS CORPORATION
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
Dated: April 17, 2017
By:
Authorized Signatory
[Back of Note]

10.750% Senior Secured Notes due 2022
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.INTEREST. Unisys Corporation, a Delaware corporation, promises to pay interest on the principal amount of this Note at 10.750% per annum from April 17, 2017 (or the most recent Interest Payment Date) until maturity. The Issuer will pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be October 15, 2017. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.METHOD OF PAYMENT. The Issuer will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior written notice to the Holders. The Issuer or any of the Issuer’s Subsidiaries may act in as paying agent or registrar.
4.INDENTURE. The Issuer issued the Notes under an Indenture, dated as of April 17, 2017 (the “Indenture”), among Unisys Corporation, the Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 10.750% Senior Secured Notes due 2022. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption and may be the subject of a Change of Control Offer or Asset Sale Offer, each as further described in the Indenture. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
6.DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not validly withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed. The Issuer and Holders shall cooperate with the Trustee and provide the Trustee with reasonable access to, and copies of, documents or other information necessary for the Trustee to comply with any cost basis reporting obligations imposed on it by a governmental authority in connection with certain transfers or exchanges of Notes.
7.PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
9.DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee, the Collateral Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.
10.AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
11.GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
12.SECURITY. The Notes and the Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Collateral Trustee, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents and the ABL-Notes Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents and the ABL-Notes Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Trustee to enter into the Security Documents and the ABL-Notes Intercreditor Agreement, and to perform its obligations thereunder in accordance therewith.
13.COUNTERPARTS. This Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Note.
14.CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
15.ABL-NOTES INTERCREDITOR AGREEMENT. Anything herein to the contrary notwithstanding, the liens and security interests securing the Obligations evidenced by this Note, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the ABL-Notes Intercreditor Agreement. In the event of any conflict between the terms of the ABL-Notes Intercreditor Agreement and this Note, the terms of the ABL-Notes Intercreditor Agreement shall govern and control.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:
Unisys Corporation
Unisys Way
Blue Bell, PA 19424
Fax: (215) 986-0622
Attn: Treasurer
ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:* __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
[ ] Section 4.10    [ ] Section 4.14
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:* __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

__________________
*    This schedule should be included only if the Note is issued in global form.

B-3

Annex A-144
Error! Unknown document property name.
EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Unisys Corporation
Unisys Way
Blue Bell, PA 19424
Fax: (215) 986-0622
Attn: Treasurer

Wells Fargo Bank, National Association - DAPS REORG
600 Fourth Street
7th Floor - MAC N 9300-070
Minneapolis, MN 55415
Fax: (866) 969-1290
Attn: Corporate, Municipal and Escrow Services - Unisys Administrator
Phone: (800) 344-5128
E-mail: DAPSREORG@WellsFargo.com

Re:    10.750% Senior Secured Notes due 2022
Reference is hereby made to the Indenture, dated as of April 17, 2017 (the “Indenture”), among Unisys Corporation, the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
2.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
3.    [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;
or

(c)    [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)    [ ] such Transfer is being made to an institutional “accredited investor” (as defined in Rule 501(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter in the form of Annex B hereto.
4.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
(a)    [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Transferor]
By:
Name:
Title:
Dated: _______________________

C-2

Annex A-1

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note (CUSIP 909214 BT4), or

(ii)	[ ] Regulation S Global Note (CUSIP U90921 AE4), or

(iii)	[ ] IAI Global Note (CUSIP [ ]), or

(b)	[ ] a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note (CUSIP 909214 BT4), or

(ii)	[ ] Regulation S Global Note (CUSIP U90921 AE4), or

(iii)	[ ] IAI Global Note (CUSIP [ ]), or

(iv)	[ ] Unrestricted Global Note (CUSIP [ ]); or

(b)	[ ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

Annex B-2

Annex B-1

ANNEX B TO CERTIFICATE OF TRANSFER
FORM OF TRANSFEREE LETTER OF REPRESENTATION
Unisys Corporation
Unisys Way
Blue Bell, PA 19424
Fax: (215) 986-0622
Attn: Treasurer

Wells Fargo Bank, National Association - DAPS REORG
600 Fourth Street
7th Floor - MAC N 9300-070
Minneapolis, MN 55415
Fax: (866) 969-1290
Attn: Corporate, Municipal and Escrow Services - Unisys Administrator
Phone: (800) 344-5128
E-mail: DAPSREORG@WellsFargo.com

Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[_______] principal amount of the 10.750% Senior Secured Notes due 2022 (the “Notes”) of Unisys Corporation (the “Issuer”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name: ________________________
Address: ______________________
Taxpayer ID Number: ____________
The undersigned represents and warrants to you that:
1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Private Placement Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States of America. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to another such institutional “accredited investor” above prior to the

Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.
TRANSFEREE:     ,
by:

C-3

C-144
EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Unisys Corporation
Unisys Way
Blue Bell, PA 19424
Fax: (215) 986-0622, with a copy to
(215) 986-0624
Attn: Treasurer, with a copy to the General Counsel

Wells Fargo Bank, National Association - DAPS REORG
600 Fourth Street
7th Floor - MAC N 9300-070
Minneapolis, MN 55415
Fax: (866) 969-1290
Attn: Corporate, Municipal and Escrow Services - Unisys Administrator
Phone: (800) 344-5128
E-mail: DAPSREORG@WellsFargo.com

Re:    10.750% Senior Secured Notes due 2022
Reference is hereby made to the Indenture, dated as of April 17, 2017 (the “Indenture”), among Unisys Corporation, the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
a)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
b)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
c)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
d)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
a)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the

Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
b)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [  ] 144A Global Note [  ] IAI Global Note [  ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Transferor]
By:
Name:
Title:
Dated: _______________________

D-3
Exhibit D-1

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Unisys Corporation, a Delaware corporation, as Issuer (under the Indenture referred to below), and Wells Fargo Bank, National Association, as trustee (under the Indenture referred to below) (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 17, 2017, providing for the issuance of an unlimited aggregate principal amount of 10.750% Senior Secured Notes due 2022 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and Guaranteeing Subsidiary are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.
(3)    Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(5)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guaranteeing Subsidiary.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
[GUARANTEEING SUBSIDIARY], as Guaranteeing Subsidiary
By:
Name:
Title:
UNISYS CORPORATION, as Issuer

By:
Name:
Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title: